PURCHASE AND SALE AGREEMENT


                                 By and Between


                                ProQuest Company
                            (a Delaware corporation)


                                       and


                              BH Acquisition, Inc.
                            (a Delaware corporation)






                         Dated as of September 20, 2001

                                TABLE OF CONTENTS



                                                                            PAGE



Article I        PURCHASE AND SALE OF STOCK AND ASSETS.........................2

         1.1     Purchase and Sale Transactions................................2

         1.2     Purchase Price................................................2

         1.3     Payments of the Purchase Price................................2

         1.4     Purchase Price Allocation.....................................2

         1.5     Contemporaneous Delivery......................................3

Article II       CLOSING.......................................................3

         2.1     Time and Place of Closing.....................................3

         2.2     Deliveries by Seller..........................................3

         2.3     Deliveries by Buyer...........................................4

         2.4     Deliveries by both Buyer and Seller...........................4

         2.5     Inability to Obtain Consents and Approvals....................5

         2.6     Name Change...................................................6

Article III      WORKING CAPITAL ADJUSTMENT....................................6

         3.1     Closing Payment...............................................6

         3.2     Working Capital Closing Adjustment Payment....................6

         3.3     Intercompany Account..........................................7

Article IV       REPRESENTATIONS AND WARRANTIES OF SELLER......................8

         4.1     Organization and Qualification................................8

         4.2     Authority Relative to this Agreement..........................9

         4.3     Consents and Approvals; No Violations........................10

         4.4     Financial Statements.........................................10

         4.5     No Default...................................................11

         4.6     Title to and Condition of Tangible Assets....................12

         4.7     Intellectual Property........................................12

         4.8     Material Commitments.........................................15

         4.9     Arrangements with Affiliates.................................16

         4.10    Litigation and Claims........................................16

         4.11    Non-Income Tax Matters.......................................17

                               TABLE OF CONTENTS

                                  (continued)

                                                                            PAGE

         4.12    Employee Benefit Plans.......................................18

         4.13    Environmental Matters........................................20

         4.14    Labor Matters................................................21

         4.15    Absence of Certain Developments..............................22

         4.16    Certain Interests............................................24

         4.17    Insurance Policies...........................................24

         4.18    Banks........................................................24

         4.19    No Violation of Law..........................................24

         4.20    Books and Records............................................25

         4.21    No Misrepresentation.........................................25

         4.22    Brokers and Finders..........................................25

         4.23    Acquisition Intent...........................................25

         4.24    Disclaimer...................................................26

Article V        REPRESENTATIONS AND WARRANTIES OF BUYER......................26

         5.1     Corporate Organization; Etc..................................26

         5.2     Authority Relative to this Agreement.........................26

         5.3     Consents and Approvals; No Violations........................27

         5.4     Brokers and Finders..........................................28

         5.5     Interim Operations...........................................28

         5.6     Acquisition Intent...........................................28

         5.7     Financing....................................................29

Article VI       COVENANTS OF THE PARTIES.....................................29

         6.1     Conduct of the Acquired Business.............................29

         6.2     Access to Information........................................30

         6.3     Requisite Consents...........................................31

         6.4     Reasonable Efforts...........................................31

         6.5     Public Announcements.........................................32

         6.6     Employee Matters.............................................32

         6.7     Competition Filings..........................................38

         6.8     Exclusivity..................................................38

                               TABLE OF CONTENTS

                                  (continued)

                                                                            PAGE

         6.9     License of Certain Intellectual Property.....................38

         6.10    Financing....................................................39

         6.11    Continuing Performance Obligations...........................39

         6.12    Trademark License............................................40

         6.13    Covenant not to License......................................40

         6.14    Preclosing Transfer of Assets................................41

Article VII      CONDITIONS TO CONSUMMATION OF THE TRANSACTION................41

         7.1     Conditions to Each Party's Obligations.......................41

         7.2     Further Conditions to Seller's Obligations...................42

         7.3     Further Conditions to Buyer's Obligations....................42

Article VIII     TERMINATION AND ABANDONMENT..................................42

         8.1     Termination..................................................42

         8.2     Procedure and Effect of Termination..........................43

Article IX       SURVIVAL AND INDEMNIFICATION.................................43

         9.1     Survival Periods and Indemnification.........................43

         9.2     Indemnification..............................................45

         9.3     Indemnification Amounts......................................45

         9.4     Claims.......................................................46

         9.5     Exclusive Remedy.............................................48

         9.6     Miscellaneous................................................48

Article X        MISCELLANEOUS PROVISIONS.....................................49

         10.1    Amendment and Modification...................................49

         10.2    Extension; Waiver............................................49

         10.3    No Waivers...................................................49

         10.4    Entire Agreement; Assignment.................................49

         10.5    Validity.....................................................50

         10.6    Notices......................................................50

         10.7    Schedules; Due Diligence.....................................51

         10.8    Governing Law................................................51

         10.9    Descriptive Headings.........................................52

         10.10   Counterparts.................................................52

         10.11   Expenses.....................................................52

         10.12   Other Rules of Construction..................................52

         10.13   Authorship...................................................52

         10.14   Parties in Interest..........................................53

         10.15   Specific Performance.........................................53

                                     ANNEXES

A        Glossary
B        Computation of Working Capital Value
C        Disclosure Annex

                                   ATTACHMENTS


I        Subordinated Note
II       Income Tax Disaffiliation Agreement
III      Trademark License Agreement
IV       Transition Services Agreement
V        Warrant
VI       Form of Assignment of Foreign Assets and Assumption of Liabilities
VII      Form of KPMG Letter


                        SCHEDULES OF THE DISCLOSURE ANNEX

1.1(b)            Other Seller Transferred Assets
4.1(e)            Authority
4.1(g)            Qualifications
4.1(h)            Subsidiaries
4.1(i)            Directors and Officers
4.3(b)            Consents and Approvals
4.4(a)            Financial Statements
4.4(b)            Financial Statements: Exceptions
4.4(c)            Liabilities Not on Reference Balance Sheets
4.5               No Default
4.6(a)            Certain Tangible Assets
4.6(b)            Condition of Tangible Assets
4.7(a)(i)         Intellectual Property: Patents, Etc.
4.7(a)(ii)        Intellectual Property: Trademarks, Etc.
4.7(a)(iii)       Intellectual Property: Copyrights, Etc.
4.7(b)(i)         Licensed-In Intellectual Property
4.7(b)(ii)        Licensed-Out Intellectual Property
4.7(d)            Intellectual Property Ownership Exceptions
4.7(i)            Intellectual Property
4.8(a)            Material Commitments
4.8(b)            Validity of Material Commitments
4.9               Arrangements with Affiliates
4.10(a)           Pending or Threatened Litigation and Claims (Acquired Group)
4.10(b)           Pending or Threatened Litigation and Claims (Seller)
4.11              Non-Income Tax Matters
4.12              Employee Benefit Plans

4.12(a)-(o)       Employee Benefit Plan Exceptions
4.13              Environmental Matters
4.14(a)           Labor Matters
4.15              Absence of Certain Developments
4.16              Certain Interests
4.17              Insurance Policies
4.18              Banks
6.1               Conduct of Acquired Business
6.6(c)            Employee Matters: Medical, Dental and Vision Plans
6.6(d)            Employee Matters: Cafeteria Plans
6.6(e)            Employee Matters: Disability Plans
6.6(f)            Employee Matters: Insurance
6.6(g)            Employee Matters: Retiree Medical Benefits
6.6(l)            Employee Matters: MIB and Other Bonuses
6.6(m)            Employee Matters: Retention Bonuses
6.6(r)            Employee Matters: Non-US Plans
6.14              Foreign Assets
7.1               Consents

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------


This PURCHASE AND SALE AGREEMENT is dated as of September 20, 2001 ("Agreement"), by and between ProQuest Company, a Delaware corporation ("Seller"), and BH Acquisition, Inc., a Delaware corporation ("Buyer"). Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings ascribed to them in the Glossary attached as Annex A hereto.

WHEREAS, Seller owns all right, title and Beneficial Interest in and to the stock of the Acquired Companies;

WHEREAS, Seller or its Subsidiaries owns the Bell & Howell Trademark Registrations and is party to certain licensing agreements relating thereto;

WHEREAS, Seller, through the Acquired Companies, is engaged in:

               (i) designing, manufacturing, marketing, selling, distributing and servicing high volume mail processing and document processing systems, and proprietary software used in conjunction with mail and document processing applications, whether in physical or electronic format, including the processes of data collection, data collection process control and execution systems (the "MMT Business"),

               (ii) designing, manufacturing, marketing, selling and distributing production scanners (the "Scanner Business"),

               (iii) providing financing arrangements to third parties (the "BHFS Business"),

               (iv) licensing the "Bell & Howell" trademark to third parties (the "Licensing Business"),

               (v) manufacturing, distributing and selling mail recognition equipment and transport systems for high volume mail processors ( the "Postal System Business"), and

               (vi) manufacturing, distributing and selling automated mail delivery systems (the "Mailmobile Business" and clauses (i) through (vi) collectively, the "Acquired Business");

WHEREAS, Seller desires to assign, sell, transfer and convey to Buyer, and Buyer desires to purchase and accept from Seller, the stock of each of the Acquired Companies; and

WHEREAS, Seller and its Subsidiaries desire to assign, transfer and convey to Buyer the Bell & Howell Trademark Registrations and related licenses and certain other assets of Seller used exclusively in the Acquired Business or that are listed on Schedule 1.1(b), and Buyer desires to purchase such assets (collectively, the "Seller Asset Transfer"), all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto mutually agree as follows:

                                   ARTICLE I
                                   ---------

                      PURCHASE AND SALE OF STOCK AND ASSETS

1.1      Purchase and Sale Transactions.
         ------------------------------

          a. At the Closing, Seller agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase and accept, all right, title and interest in and to the Stock, free and clear of any Liens.

          b. At the Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase and accept, all right, title and interest in and to the assets described on Schedule 1.1(b), the Bell & Howell Trademark Registrations and other Intellectual Property used in the Acquired Business or which contains the name "Bell & Howell," "B&H" or any derivative thereof, and all other assets of Seller used exclusively in the Acquired Business (the "Seller Transferred Assets").

1.2      Purchase Price.
         --------------

The Purchase Price for the Stock and the Seller Transferred Assets shall consist of an aggregate of the following:

          a. the Warrant, plus

          b. an amount equal to One Hundred Forty-Five Million Dollars ($145,000,000) (such amount as adjusted below being the "Monetary Portion") adjusted:

               (i) by subtracting the amount of any Debt; and

               (ii) by adjustment for the Adjustment Amount.

1.3      Payments of the Purchase Price.
         ------------------------------

The Monetary Portion of the Purchase Price shall be payable as follows:

          a. $21,750,000 adjusted by the Note Working Capital Adjustment, if any, shall be payable pursuant to a Subordinated Note in form and substance attached hereto as Attachment I (the "Subordinated Note Amount"); and

          b. the balance, adjusted by the Cash Working Capital Adjustment, shall be payable by wire transfer of immediately available funds (the "Cash Payment").

1.4      Purchase Price Allocation.
         -------------------------

Within ninety days after the Closing Date, Buyer and Seller shall agree upon an allocation of the consideration for the Stock and the Seller Transferred Assets. Such allocation shall be based upon the fair market value of the Stock and the Seller Transferred Assets. Buyer and Seller agree that no party will take a position on any report, return, or other documents filed with any Governmental Authority in any judicial or administrative proceeding, that is in any manner inconsistent with the agreed upon purchase price allocation.

1.5      Contemporaneous Delivery.
         ------------------------

Contemporaneously with the execution and delivery of this Agreement, the parties have executed and delivered the Income Tax Disaffiliation Agreement, in the form of Attachment II hereto.

                                   ARTICLE II
                                   ----------

                                     CLOSING

2.1      Time and Place of Closing.
         -------------------------

Subject to the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, the Closing (i.e., the consummation of the Purchase and Sale Transaction contemplated by Section 1.1 of this Agreement) will take place at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096, at 9:30 a.m. on September 28, 2001 (effective as of the close of business on September 29, 2001), or at such other place or time as the parties may mutually agree.

2.2      Deliveries by Seller.
         --------------------

At the Closing, Seller will deliver the following to Buyer:

          a. certificates evidencing the Stock properly endorsed or with stock powers executed in blank or otherwise in form suitable for transfer;

          b. By-laws, minute book, stock or ownership record books and corporate seal for each Acquired Company and each Acquired Company Subsidiary;

          c. Certificate of Incorporation, including all amendments thereto, of each Acquired Company and each Acquired Company Subsidiary, certified as of a recent date by the Secretary of State of the applicable state of incorporation;

          d. certificates of Good Standing as of a recent date with respect to each Acquired Company and each Acquired Company Subsidiary from the Secretaries of State (or other appropriate governmental official) for each jurisdiction listed in Schedule 4.1(g);

          e. duly executed resignations of all officers and directors of each Acquired Company and each Acquired Company Subsidiary;

          f. stock or limited liability company interests certificates, as applicable, of each Acquired Company Subsidiary;

          g. the items designated as "Deliveries by Seller" in the Seller Asset Transfer Documents, taking into account all applicable registration, notice and other provisions of applicable law;

          h. the Trademark Assignment (on an "as is" basis, without representation or warranty except as to the ownership of the registration and absence of any Liens);

          i. evidence of termination of any Tax Sharing Agreements to which any of the Acquired Companies is a party;

          j. evidence of the release of all Liens relating to the Stock and any assets of the Acquired Business (other than Permitted Liens);

          k. release of guaranties of Seller debt provided by any Acquired Company or Acquired Company Subsidiary;

          l. The Subordination Agreement, as such term is defined in the Subordinated Note;

          m. Assignment of the promissory notes described in Section 6.14.

          n. such other instruments or documents, in form and substance reasonably acceptable to Buyer, as may be necessary to effect Closing or reasonably requested by Buyer.

2.3      Deliveries by Buyer.
         -------------------

At the Closing, Buyer will deliver the following to Seller:

          a. by wire transfer, immediately available funds in the full amount of $108,250,000, to the following account:

                  Bankers Trust New York
                  New York, New York
                  ABA 021 001 033
                  A/C ProQuest Company General Account
                  A/C # 00-224-338

          b. the Subordinated Note in the initial principal amount of $21,750,000;

          c. the Warrant;

          d. Certificate of Incorporation, including all amendments thereto, of Buyer, certified as of a recent date by the Secretary of State of Delaware; and

          e. such other instruments or documents, in form and substance reasonably acceptable to Seller, as may be necessary to effect Closing or reasonably requested by Seller.

2.4      Deliveries by both Buyer and Seller.
         -----------------------------------

At the Closing, Seller and Buyer will execute and deliver the following agreements:

          a. the Seller Asset Transfer Documents, taking into account all applicable registration, notice and other provisions of applicable law;

          b. the Income Tax Disaffiliation Agreement;

          c. Trademark License Agreement, in the form of Attachment III hereto;

          d. Transition Services Agreement, in the form of Attachment IV hereto; and

          e. Stockholders and Registration Rights Agreements, in form and substance reasonably satisfactory to Buyer and Seller.

2.5      Inability to Obtain Consents and Approvals.
         ------------------------------------------

          a. Both prior and subsequent to Closing, the parties will use their commercially reasonable efforts, and cooperate with each other, to obtain promptly all Requisite Consents and all other consents, approvals, waivers, authorizations, novations, notices and filings which are necessary for the effectiveness after Closing of any Material Commitment or the effective transfer to Buyer of any Seller Transferred Asset. All filing, recordation and similar fees and taxes payable to Governmental Authorities will be paid by the party obligated by law to pay such amounts.

          b. To the extent that:

               (i) any Requisite Consent or other consent, approval, waiver, authorization, novation, notice or filing which is necessary for the effectiveness after Closing of any Material Commitment or the effective transfer to Buyer of any Seller Transferred Asset cannot be obtained or made and, as a result thereof, the full benefits of such Material Commitment or Seller Transferred Asset cannot be provided to Buyer following Closing; and

               (ii) Buyer and Seller elect to close the Purchase and Sale Transaction notwithstanding the failure to receive the same;

          then, if Buyer so requests in writing, Buyer and Seller, through their respective Affiliates, as appropriate, will cooperate with each other and enter into such mutually agreeable, reasonable and lawful arrangements (including subcontracting, subleasing or sublicensing, if permitted) to provide to the parties the economic (taking into account all burdens and benefits, including tax costs and benefits) and operational equivalent, to the extent permitted, of providing for Buyer the full benefit of such Material Commitment or Seller Transferred Asset, and the performance by Buyer of all obligations under such Material Commitment; provided, however, that Buyer and Seller will not enter into such an arrangement with respect to any Material Commitment which is no longer in full force and effect; and provided further that such economic and operational equivalent does not include the provision of lost revenues or profits in the event that any Person terminates a Material Commitment or other prior relationship with Seller by reason of the consummation of the transactions contemplated hereby. Seller will, or will cause its Affiliates to, pay to Buyer, when received, all income, proceeds and other monies received by Seller from third parties, including insurance proceeds received from third party insurers, to the extent related to the intended rights of Buyer and its Affiliates (including any Acquired Company) in any such Material Commitment or Seller Transferred Asset, as contemplated by this Section 2.5.

2.6      Name Change.
         -----------

Seller shall file an amendment to the Certificate of Incorporation of each Subsidiary (other than the Acquired Companies, the Acquired Company Subsidiaries and Bell & Howell Publishing Services Company (subject to the terms of the Trademark License Agreement)), as applicable, as soon as reasonably practicable but no later than 90 days after Closing, deleting the words "Bell & Howell" from such Subsidiary's corporate name.

                                   ARTICLE III
                                   -----------

                           WORKING CAPITAL ADJUSTMENT

3.1      Closing Payment.
         ---------------

         At Closing, Buyer shall make the following payments in respect of the Monetary Portion:

               (i) $108,250,000, payable by wire transfer of immediately available funds; and

               (ii) a Subordinated Note with an aggregate principal amount of $21,750,000 (the "Initial Note Amount").

3.2      Working Capital Closing Adjustment Payment.
         ------------------------------------------

          a. Within 120 days following Closing, Seller shall prepare and deliver to Buyer an audited combined balance sheet, certified by KPMG in the form of the KPMG Letter, of the Acquired Business as of the Closing Date (the "Closing Balance Sheet"), prepared in accordance with generally accepted accounting principles consistently applied together with:

               (i) a computation of the Working Capital Value as of the Closing Date based on such Closing Balance Sheet prepared in the format provided in Item 5 of Annex B and adjusted on the basis as provided in Annex B hereto; and

               (ii) the resulting calculation of the Cash Payment and the Subordinated Note Amount.

          Each party shall provide the other party and its representatives with reasonable access to their books, records, employees and systems, and to the audit work papers, as is necessary to prepare and review the Closing Balance Sheet. Buyer and Seller shall each pay 50% of the fees and expenses payable to KPMG to perform the audit of the Closing Date Balance Sheet.

          b. Buyer shall have the right within 30 days following the delivery of the Closing Balance Sheet to object to the:

               (i) the computation of Working Capital Value; and

               (ii) the resulting calculation of the Cash Payment and the Subordinated Note Amount based thereon.

          If Buyer does so object, Seller and Buyer shall cooperate with each other to reach a mutual agreement thereon or, failing such agreement within 30 days, the determination shall be made by the Accountant, the cost of which shall be shared equally by Seller and Buyer. Seller and Buyer shall deliver to the Accountant copies of any schedules or documentation which may be reasonably required by the Accountant to make its determination. Seller and Buyer shall use their best efforts to cause the Accountant to promptly complete such determination. The determination of the Accountant shall be final and binding on the parties.

          c. In the event that the actual Working Capital Value as of the Closing Date as so determined is greater or less than $102,871,000 then:

               (i) if greater, Buyer shall:

                    (y) pay to Seller the amount by which the Cash Payment exceeds $108,250,000, and

                    (z) if necessary, Buyer and Seller shall amend and restate the Subordinated Note to provide for a principal amount equal to the Subordinated Note Amount;

               (ii) if less, Seller shall pay to Buyer the amount by which $108,250,000 exceeds the Cash Payment.

          d. Upon determination of the Working Capital Value in accordance with Subsection 3.2(b), such Working Capital Closing Adjustment Payment shall be made by check or wire transfer and, if applicable, the Subordinated Note shall be amended to reflect the change in the principal amount, within ten (10) days.

3.3      Intercompany Account.
         --------------------

          a. The Intercompany Account-Nontrade and any accrued taxes payable pursuant to any intercompany tax sharing agreements or other arrangements shall be extinguished by Seller and the Acquired Companies at the Closing without payment or other transfer of assets.

          b. The Intercompany Account-Trade shall be paid in the ordinary course in accordance with customary terms.

                                   ARTICLE IV
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as of the date hereof:

4.1      Organization and Qualification.
         ------------------------------

          a. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own the Stock. Seller is the sole stockholder or member, as applicable, of each Acquired Company.

          b. The total authorized capital stock of each Acquired Company, except Scanner LLC and Name Holding, consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are issued and outstanding. The total authorized capital stock of Name Holding consists of 100 shares of common stock, $0.01 par value per share, 100 shares of which are issued and outstanding. All of the shares of the Stock have been duly authorized and validly issued and are fully paid and non-assessable. Seller owns all of the issued and outstanding shares of the Stock, free and clear of all Liens (except for Liens in favor of creditors which will be released at Closing). There are no preemptive or other outstanding rights, options, warrants, conversion rights or other Commitments (other than this Agreement) to issue or sell any shares of capital stock of any Acquired Company or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests in any Acquired Company.

          c. each Acquired Company, except Scanner LLC, is a corporation validly existing and in good standing under the laws of the State of Delaware and, prior to Closing, had all requisite power and authority to own, lease and operate its properties and to carry on its business as conducted.

          d. Scanner LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware and, prior to Closing, had all requisite power and authority to own, lease and operate its properties and to carry on its business as conducted.

          e. except as set forth on Schedule 4.1(e) each Acquired Company Subsidiary, other than Postal Systems GmbH, is a corporation validly existing and in good standing under the laws of the State of Delaware and, prior to Closing, had all requisite power and authority to own, lease and operate its properties and to carry on its business as conducted.

          f. Postal Systems GmbH is a corporation duly formed under the laws of Germany and, prior to Closing, had all requisite power and authority to own, lease and operate its properties and to carry on its business as conducted.

          g. each Acquired Company and each Acquired Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction where such qualification is required and as listed on
          Schedule 4.1(g).

          h. the Acquired Companies have no Subsidiaries, except for the Acquired Company Subsidiaries. All of the capital stock of each Acquired Company Subsidiary is owned by an Acquired Company, free and clear of all Liens (except for Liens in favor of creditors which will be released at Closing). There are no preemptive or other outstanding rights, options, warrants, conversion rights or other Commitments (other than this Agreement) to issue or sell any shares of capital stock of any Acquired Company Subsidiary or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests in any Acquired Company Subsidiary.

          i. Schedule 4.1(i) contains an accurate list of the current officers and directors of each of the Acquired Companies and each of the Acquired Company Subsidiaries.

4.2      Authority Relative to this Agreement.
         ------------------------------------

          a. Seller has full power and authority to execute and deliver this Agreement, the Income Tax Disaffiliation Agreement and the Seller Asset Transfer Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Income Tax Disaffiliation Agreement and the Seller Asset Transfer Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of Seller, and no other proceedings on its part are necessary to authorize this Agreement, the Income Tax Disaffiliation Agreement and the Seller Asset Transfer Documents or to consummate the transactions contemplated hereby or thereby. This Agreement, the Income Tax Disaffiliation Agreement and the Seller Asset Transfer Documents have been duly and validly executed and delivered by Seller and, assuming this Agreement, the Income Tax Disaffiliation Agreement and the Seller Asset Transfer Documents have been duly authorized, executed and delivered by Buyer, constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

          b. At Closing, Seller and each of Seller's Affiliates party thereto will have full power and authority to execute and deliver each Ancillary Agreement and to consummate the transactions contemplated thereby. At Closing, the execution and delivery of each Ancillary Agreement and the consummation of the transactions contemplated thereby will have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of Seller and each of Seller's Affiliates party thereto, and no other proceedings on their part will be necessary to authorize each Ancillary Agreement or to consummate the transactions contemplated thereby. At Closing, each Ancillary Agreement will have been duly and validly executed and delivered by and Seller and each of Seller's Affiliates party thereto, assuming it has been duly authorized, executed and delivered by Buyer or Buyer's Affiliates, will constitute a valid and binding agreement of Seller and each of Seller's Affiliates party thereto, enforceable against them in accordance with its terms.

4.3      Consents and Approvals; No Violations.
         -------------------------------------

          a. Except for applicable requirements of the HSR Act, and applicable foreign requirements, no filing with, and no permit, authorization, consent or approval of, any public body or authority, domestic or foreign, is necessary for the consummation by Seller of the transactions contemplated by this Agreement. b. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby or by any Seller Asset Transfer Document, nor compliance by Seller with any of the provisions hereof or thereof will:

               (i) conflict with or result in any breach of any provision of the certificate of incorporation (or other organizational document) or by-laws of such Person;

               (ii) except as set forth in Schedule 4.3(b), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Acquired Business under, or a loss of any benefit to which the Acquired Business is entitled under, to the Knowledge of Seller, any Material Commitment, or result in the creation of any Lien (other than a Permitted Lien) upon any asset of the Acquired Business; or

               (iii) assuming that the filings referred to in Subsection 4.3(a) are duly and timely made, and assuming that all applicable waiting periods under competition laws have expired and all applicable approvals under competition laws have been received to the Knowledge of Seller violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Acquired Business;

          except in the case of (ii) or (iii) for violations, breaches or defaults which, individually or in the aggregate, do not have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby.

4.4      Financial Statements.
         --------------------

          a. Seller has heretofore delivered to Buyer the following financial statements (collectively, the "Financial Statements") and copies thereof are attached hereto as Schedule 4.4(a):

               (i) audited combined balance sheets of the MMT Business, the Mailmobile Business and the BHFS Business as of December 30, 2000 and January 1, 2000, together with the related statements of operations and cash flows for each of the fiscal years then ended;

               (ii) interim unaudited combined balance sheet of the MMT Business, the Mailmobile Business, the Scanner Business and the BHFS Business as of March 31, 2001 and the related statement of operations for the three (3) month period then ended;

               (iii) interim unaudited combined balance sheet of the MMT Business, the Mailmobile Business, the Scanner Business and the BHFS Business as of June 30, 2001 and related statements of operations for the six (6) month period then ended; and

               (iv) the Reference Balance Sheet.

          b. The audited balance sheets referred to in Section 4.4(a)(i) and, to the Knowledge of Seller, except as set forth on Schedule 4.4(b), each of the other balance sheets included in the Financial Statements fairly presents the combined financial position of the MMT Business, the Mailmobile Business, BHFS Business and, except for the Financial Statements referred to in Section 4.4(a)(i), the Scanner Business as of the respective dates thereof and each of the related audited statements included in the Financial Statements and to Knowledge of Seller, except as set forth in Schedules 4.4(b), each of the related unaudited statements fairly present the results of operations of the MMT Business, the Mailmobile Business, the BHFS Business and, except for the Financial Statements referred to in Section 4.4(a)(i), the Scanner Business, for the respective periods indicated therein, in accordance with GAAP consistently applied.

          c. Except as provided in Schedule 4.4(c), the Acquired Group does not have any liability or obligation of any nature that is not reflected or reserved against on the Reference Balance Sheets, except for:

               (i) liabilities and obligations that were incurred in the ordinary course since March 31, 2001 and are of a nature similar to those reflected or reserved against on the Reference Balance Sheets or which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

               (ii) liabilities and obligations of any nature (other than those required by this Agreement to be disclosed on any Schedule) that are neither required by GAAP nor by Seller's ordinary course accounting policies to be so reflected or reserved against;

               (iii) liabilities and obligations disclosed on the Balance Sheets referred to in Section 4.4(a)(iii) or on any Schedule; and

               (iv) the Indemnified Damages and reserves therefor.

4.5      No Default.
         ----------

Except as set forth in Schedule 4.5, no member of the Acquired Group, nor Seller or any of its Affiliates with respect to the Acquired Business, is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute such a default or violation) of any material term, condition or provision of:

          a. its respective certificate of incorporation (or other organizational documents) or by-laws;

          b. to the Knowledge of Seller, any Material Commitment; or

          c. any Order, rule or regulation applicable to it.

4.6      Title to and Condition of Tangible Assets.
         -----------------------------------------

          a. Each Acquired Company has, and at the Closing will have, good title to its tangible assets, free and clear of any Liens, and Seller has, and at the Closing will have, good title to the Seller Transferred Assets (excluding the "Bell & Howell" trademark and trade name), free and clear of any Liens, except in each case for Permitted Liens. To the Knowledge of Seller, the current tangible assets of each Acquired Company, together with the tangible Seller Transferred Assets, are all of the tangible assets used to carry on the Acquired Business as presently conducted, except for those tangible assets that:

               (i) are not material to or primarily related to the conduct of the Acquired Business;

               (ii) will be provided to Buyer pursuant to the Transition Services Agreement; or

               (iii) are listed on Schedule 4.6(a).

          b. To the Knowledge of Seller, except as disclosed on such Schedule 4.6(b), all tangible assets of Seller which are material to the conduct of the Acquired Business are:

               (i) maintained in the ordinary course;

               (ii) in normal operating condition;

               (iii) structurally sound; and

               (iv) suitable for the purposes for which they are now being used, in each case subject to normal wear and tear consistent with their age and prior use.

4.7      Intellectual Property.
         ---------------------

          a. For purposes hereof, "Intellectual Property" means any and all of the following:

               (i) U.S. and foreign patents, patent applications and statutory invention registrations,

               (ii) registered trademarks and service marks and applications for registration thereof, material unregistered trademarks, trade names, trade dress, slogans, logos, and Internet domain names),

               (iii) registered copyrights and applications for registration thereof and material unregistered copyrights, and

               (iv) material confidential and proprietary information, including material trade secrets and know-how.

          Schedules 4.7(a)(i) through 4.7(a)(iii) set forth, respectively, true and complete lists of all such Intellectual Property listed in subsections (i) through (iii) above, in each case listing all jurisdictions in which such Intellectual Property is registered, which, if registered, are either (x) registered in the name of any Acquired Company, or (y) registered in the name of Seller or Seller's Affiliates and primarily related to the Acquired Business, or (z) included in the Seller Transferred Assets. For purposes hereof, "Owned Intellectual Property" shall mean all of the Intellectual Property required to be listed on such three Schedules.

          b. Schedule 4.7(b)(i) sets forth a true and complete list of all Licensed-In Intellectual Property. Schedule 4.7(b)(ii) sets forth a true and complete list of all Licensed-Out Intellectual Property, except for licenses granted in the ordinary course in connection with the sale of products.

          c. To the Knowledge of Seller, the use by the Acquired Business in the ordinary course of the Owned Intellectual Property, the Business Software, and the Licensed-In Intellectual Property, does not infringe upon or misappropriate the valid Intellectual Property rights, privacy rights, or right of publicity of any third party. No written communication has been received by Seller within the last twelve (12) months that the use in the ordinary course of the Owned Intellectual Property, the Business Software, the Licensed-In Intellectual Property or the Licensed-Out Intellectual Property does or may infringe upon or misappropriate the Intellectual Property rights, right of privacy or right of publicity of any third party. To the Knowledge of Seller, the Acquired Business's use of the Licensed-In Intellectual Property materially complies with the terms of each license or sublicense thereof.

          d. Except as set forth in Schedule 4.7(d), an Acquired Company is, and at Closing will be, the owner of the entire and unencumbered right, title and interest in and to each item of the Owned Intellectual Property (except for Liens in favor of creditors which will be released at Closing and except for rights in the Licensed-Out Intellectual Property created by Material Commitments), and the Acquired Companies, Buyer or any of Buyer's Affiliates are, and at Closing will be, entitled to use the Owned Intellectual Property, the Business Software, and the Licensed-In Intellectual Property in the ordinary course. Except as set forth in Schedule 4.7(d), the Owned Intellectual Property, the Business Software and the Licensed-In Intellectual Property immediately upon Closing will be owned or available for use by an Acquired Company, Buyer or any of Buyer's Affiliates which is a transferee thereof, without the payment of any additional amounts to any third party (except as may be required subsequent to Closing by the express terms of any license covering Licensed-In Intellectual Property).

          e. Except for Seller's tradename and the Software to be used by Seller in the performance of services under the Transition Services Agreement, to the Knowledge of Seller, the Owned Intellectual Property, the Business Software, and the Licensed-In Intellectual Property include all of the Intellectual Property and material Software used in the ordinary day-to-day conduct of the Acquired Business other than off-the-shelf mass market software, and to the Knowledge of Seller, there are no other items of Intellectual Property or Software that are necessary for such ordinary day-to-day conduct of the

          Acquired Business. To the Knowledge of Seller, the Owned Intellectual Property, the Business Software, and the Licensed-In Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

          f. To the Knowledge of Seller, no third party is engaging in any activity that infringes upon the Owned Intellectual Property or the Business Software. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of title of any of the Owned Intellectual Property.

          g. Seller has delivered or made available to Buyer correct and complete copies of all the licenses and sublicenses of the Licensed-In Intellectual Property and the Licensed-Out Intellectual Property.

          h. Except for such problems that do not materially disrupt its operation or have a material adverse impact on the operation of other Software programs or operating systems, to the Knowledge of Seller, the Business Software is free of all viruses, worms, trojan horses and other material known contaminants. To the Knowledge of Seller, no rights in the Business Software have been transferred to any third party except to the customers of the Acquired Business in the ordinary course.

          i. Except as listed on Schedule 4.7(i), to the Knowledge of Seller, an Acquired Company, Seller or Seller's Affiliates have the right to use all material Software development tools, image processing tools, library functions, compilers, and other material third party Software that is necessary for the Acquired Business or that is required to operate or modify the Business Software, and have the right to assign or sublicense such right to Buyer.

          j. Seller and Seller's Affiliates have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of the material trade secrets and other material confidential information contained in the Owned Intellectual Property. To the Knowledge of Seller:

               (i) there has been no misappropriation of any material trade secrets or other material confidential information contained in the Owned Intellectual Property by any Person,

               (ii) no employee, independent contractor or agent of an Acquired Company has misappropriated any material trade secrets of any other Person in the course of such performance as an employee, independent contractor or agent of the Acquired Business, and

               (iii) no employee, independent contractor or agent of an Acquired Company is in default or breach of any term of any employment agreement, non-disclosure agreement, non-compete obligation, assignment of invention agreement or similar Commitment relating in any way to the protection, ownership, development, use or transfer of Owned Intellectual Property.

          k. Notwithstanding anything in this Agreement to the contrary, except with respect to the ownership of the registration thereof, no representation or warranty is made with respect to the "Bell & Howell" trademark or the ownership thereof. Seller or its Subsidiaries owns the Bell & Howell Trademark Registrations free and clear of any Liens.

4.8      Material Commitments.
         --------------------

          a. To the Knowledge of Seller, Schedule 4.8(a) contains a true and complete list, as of the date stated in Schedule 4.8(a), of each of the following Commitments (whether written or oral) of the Acquired Business to which Seller or its Affiliates or any Acquired Company is a party or bound, including all Commitments included in the Seller Transferred Assets (collectively, "Material Commitments"):

               (i) each Commitment having a value or consideration of $100,000 or more for the purchase or lease of personal property, with any supplier, or for the furnishing of services to a member of the Acquired Group;

               (ii) any Commitment that compensates any Person, other than employees, based on any sales by a member of the Acquired Group;

               (iii) each Commitment for the sale of products or services having a value or consideration of $250,000 or more (hard copy of which has heretofore been provided to Buyer);

               (iv) each lease and sublease of real property to which an Acquired Company is a party or by which the Acquired Business is obligated;

               (v) each Commitment relating to indebtedness, other than trade indebtedness, of the Acquired Group;

               (vi) each Commitment with any Government Authority other than end-user licenses, purchase orders, agreements and service arrangements, each in standard form and entered into the ordinary course of business;

               (vii) each Commitment that materially limits or purports to limit the ability of a member of the Acquired Group to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (viii) each Commitment containing confidentiality requirements (including all nondisclosure Commitments, but excluding all Commitments containing confidentiality restrictions entered into in the ordinary course which do not restrict the conduct of the Acquired Business as currently conducted);

               (ix) each Commitment having an annual value or consideration exceeding $50,000 to which the Acquired Business will be bound after Closing relating to employment, consulting, severance or similar issues with any current or former employee, consultant or agent of a member of the Acquired Group; and

               (x) each other Commitment, not made in the ordinary course, which is material to the Acquired Group.

          b. Except as set forth on Schedule 4.8(b), each Material Commitment:

               (i) is valid and binding on a member of the Acquired Group and, to the Knowledge of Seller, on the other parties thereto, and is in full force and effect, subject to bankruptcy and equitable remedies and qualifications (and except for those Material Commitments that have expired by their terms or been performed in full); and

               (ii) upon consummation of the transactions contemplated by this Agreement, shall, subject to bankruptcy and equitable remedies and qualifications, continue in full force and effect for the benefit of a member of the Acquired Group, Buyer or Buyer's Affiliates without penalty or other adverse consequence.

          No rights or benefits of any Person party to a Material Commitment have been (or will be) accelerated or increased, nor will any party to a Material Commitment be entitled to cancel, suspend or terminate or diminish the rights of the Acquired Group (or its successor) under any Material Commitment, as a result of the consummation of the transactions contemplated by this Agreement. Neither Seller nor its Affiliates nor any member of the Acquired Group is in material breach of, or material default under, any Material Commitment and, to the Knowledge of Seller, no other party to any Material Commitment is in material breach thereof or material default thereunder.

4.9      Arrangements with Affiliates.
         ----------------------------

Except as set forth in Schedule 4.9, and except for the Ancillary Agreements and the services to be provided thereunder:

          a. there are no Commitments having a value or consideration in excess of $100,000 and which is material to the Acquired Business between members of the Acquired Group, on one hand, and Seller or any of Seller's other Affiliates, on the other hand; and

          b. all of the assets having a value or consideration in excess of $100,000 and which is material to the Acquired Business used by Seller or its Affiliates or by any member of the Acquired Group in the conduct of the Acquired Business are:

               (i) in the case of assets other than Seller Transferred Assets, owned by the Acquired Companies, and

               (ii) in the case of Seller Transferred Assets, will be transferred to Buyer at Closing.

4.10     Litigation and Claims.
         ---------------------

          a. Except as set forth on Schedule 4.10(a):

               (i) there is no Proceeding pending for which written notice has been served on or received by Seller or, to the Knowledge of Seller, threatened, and no written (or, to the Knowledge of Seller, unwritten) material Claim has been asserted, against an Acquired Company, any properties of an Acquired Company or any Seller Transferred Asset; and

               (ii) neither any Acquired Company nor any properties of an Acquired Company, nor to the Knowledge of Seller any Seller Transferred Asset is subject to any Order.

          b. Except as set forth on Schedule 4.10(b), there is no Proceeding pending or, to the Knowledge of Seller, threatened, and no written (or, to the Knowledge of Seller, unwritten) Claim has been asserted, against Seller that would prevent consummation of the Purchase and Sale Transaction or materially impair the ability of Seller to perform its obligations hereunder. Seller is not subject to any order, writ, judgment, award, injunction or decree of any Government Authority of competent jurisdiction or any arbitrator, except for those that would neither prevent consummation of the Purchase and Sale Transaction nor materially impair the ability of Seller to perform its obligations hereunder.

4.11     Non-Income Tax Matters.
         ----------------------

Except as set forth in Schedule 4.11:

          a. The Acquired Companies and Acquired Company Subsidiaries (and each affiliated, unitary or combined group of which the Acquired Companies and Acquired Company Subsidiaries are or have been a member) have each timely filed, or have timely filed for an extension for the filing of, all material Tax returns that are required to be filed by it on or before the date hereof, and all Taxes owed by the Acquired Companies and Acquired Company Subsidiaries (whether or not shown on any Tax return) and due on or before the date hereof have been paid.

          b. There are no deficiencies for any Taxes proposed, asserted or assessed against the Acquired Companies or the Acquired Company Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

          c. The Acquired Companies and Acquired Company Subsidiaries have complied with all material laws relating to the payment and withholding of employment Taxes and have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other Person.

          d. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Acquired Companies or the Acquired Company Subsidiaries or any Seller Transferred Assets.

          e. The Acquired Companies and Acquired Company Subsidiaries are not bound by any Commitment (either with any Person or with any taxing authority) with respect to Taxes that will be binding on the Acquired Companies or the Acquired Company Subsidiaries, Buyer or any of Buyer's Affiliates after Closing.

          f. No audit or other Tax Proceedings are pending with respect to Taxes of the Acquired Companies or the Acquired Company Subsidiaries and no notice thereof has been received. No issue has been raised in writing by any taxing authority in any presently pending or prior audit that could be material and adverse to the Acquired Companies or the Acquired Company Subsidiaries for any period after the Closing.

          g. Seller's representations and warranties with respect to taxes measured by or with respect to income are set forth in the Income Tax Disaffiliation Agreement.

4.12     Employee Benefit Plans.
         ----------------------

Schedule 4.12 lists each Employee Benefit Plan covering Affected Employees in the United States. Except as set forth in Schedule 4.12:

          a. Each such Employee Benefit Plan covering Affected Employees (and each related trust, insurance contract, or fund), to the Knowledge of Seller, has been administered in all material respects in accordance with:

               (i) the terms of all applicable governing documents, and

               (ii) the terms of all applicable employment and collective bargaining agreements and other Commitments.

          b. All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed or distributed with respect to each such Employee Benefit Plan covering Affected Employees.

          c. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been substantially satisfied with respect to each such Employee Benefit Plan covering Affected Employees which is an Employee Welfare Benefit Plan.

          d. All contributions (including all employer contributions and employee salary reduction contributions) which are due for any period ending on or before the Closing Date have been paid to each such Employee Benefit Plan covering Affected Employees which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan covering Affected Employees or accrued in accordance with the past custom and practice of Seller.

          e. All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued or will be paid or accrued in accordance with past custom and practice of Seller with respect to each such Employee Benefit Plan covering Affected Employees which is an Employee Welfare Benefit Plan.

          f. Each such Employee Benefit Plan covering Affected Employees which is an Employee Pension Benefit Plan and which is described on Schedule 4.12(f) as meeting the requirements of Code Sec. 401(a) meets the requirements of a "qualified plan" under Code Sec. 401(a) and has either received a favorable determination letter from the Internal Revenue Service or has requested such a letter within the remedial amendment period of Code Sec. 401(b).

          g. Seller has delivered or will prior to Closing deliver to Buyer true and complete copies of the plan documents and summary plan descriptions that are in effect as of the Closing Date, the most recent determination letter received from the Internal Revenue Service (if applicable), the most recently filed Form 5500 annual report (if applicable), and all related trust agreements, insurance contracts, and other funding Commitments (if applicable) which implement each such Employee Benefit Plan covering Affected Employees and which are currently in effect as of the Closing Date, to the extent such documents exist.

          h. With respect to each Employee Benefit Plan that is an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan that Seller, and the Controlled Group of Corporations which includes Seller, maintains or has maintained since 1995 on behalf of Affected Employees or to which any of them contributes, has contributed, or has been required to contribute since 1995 on behalf of Affected Employees:

               (i) Except as set forth on Schedule 4.12(h):

                      (a) no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
                           Plan) has been completely or partially terminated for which liability has not been satisfied in full; and

                      (b) no Reportable Event notice has been filed with the PBGC with respect to an Employee Pension Benefit Plan. No Proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or to the Knowledge of Seller threatened.

               (ii) To the Knowledge of Seller, there have been no Prohibited Transactions (as defined under ERISA) with respect to any such Employee Pension Benefit Plan or Employee Welfare Benefit Plan, and, to the Knowledge of Seller, no fiduciary has incurred any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Pension Benefit Plan or Employee Welfare Benefit Plan.

               (iii) To the Knowledge of Seller, no action, suit, Proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Pension Benefit Plan or Employee Welfare Benefit Plan (other than routine claims for benefits) is pending or which could result in a material liability to the Acquired Companies.

               (iv) To the Knowledge of Seller, the Acquired Companies have not incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          i. Except as set forth on Schedule 4.12(i), since 1995, the Acquired Companies have not contributed to or been required to contribute to any Multiemployer Plan or to the Knowledge of Seller, have any liability (including withdrawal liability) as of the Closing Date under any Multiemployer Plan.

          j. To the Knowledge of Seller, except as set forth on Schedule 4.12(j), there have been no statements or communications made or materials provided to any current Affected Employees, or former U.S. employees of the Acquired Companies by any Person which constitute a Commitment or other binding obligation of the Acquired Companies to provide for any pension or welfare benefits to any such employee or former employee, whether before or after retirement, other than benefits under the Employee Benefit Plans.

          k. Except as set forth on Schedule 4.12(k), the Acquired Companies do not (as of the Closing Date) maintain or contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance benefits to current Affected Employees, former U.S. employees of the Acquired Companies, or their spouses or dependents beyond their retirement or other termination of employment (other than in accordance with Code Sec. 4980B).

          l. To the Knowledge of Seller, Schedule 4.12(l) sets forth those persons who have been approved to receive tuition reimbursement expense payments under the Bell & Howell Company Tuition Reimbursement Plan and the tuition reimbursement expense payment amounts with respect to courses in progress on the date hereof.

          m. Except as set forth on Schedule 4.12(m), no Affected Employee will become entitled to any bonus, severance, job security or similar benefit or any enhanced benefit (including acceleration of vesting or exercise of an incentive award) solely as a result of the transactions contemplated hereby.

          n. Effective as of April 1, 2001, MMT has purchased and maintained the workers compensation insurance described on Schedule 4.12(n) that covers workers compensation claims made by U. S. employees of the Acquired Companies and the Acquired Companies Subsidiaries on or after April 1, 2001.

          o. Schedule 4.12(o) lists the Employee Benefit Plans covering employees of the Acquired Companies outside of the United States.

4.13     Environmental Matters.
         ---------------------

Except as set forth in Schedule 4.13:

          a. Acquired Companies hold, and are in compliance with, all permits, licenses and government authorizations required for the Acquired Companies to hold their assets and to conduct the Acquired Business under all applicable Environmental Laws where any failure to do so would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

          b. neither Seller nor any of its Affiliates has, with respect to the Acquired Business, received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar local, state or foreign law with respect to any on-site or off-site location where the subject matter of any such request or notification would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

          c. neither Seller nor any of its Affiliates has, with respect to the Acquired Business, entered into or agreed to any consent decree or order, and is not subject to any judgment, decree or judicial order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Laws where any such consent decree or order would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and

          d. to the Knowledge of Seller, there are no Environmental Conditions existing on any of the real property of or used by the Acquired Business, the liability associated with which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

4.14     Labor Matters.
         -------------

          a. Except as set forth on Schedule 4.14(a):

               (i) neither Seller nor any of its Affiliates is, with respect to the Acquired Business, a party to any collective bargaining agreement;

               (ii) to the Knowledge of Seller, there is no unfair labor practice complaint or other Proceeding against Seller or any of its Affiliates with respect to the Acquired Business pending before the National Labor Relations Board;

               (iii) there is no labor strike, work stoppage or arbitration Proceeding pending or involving or, to the Knowledge of Seller, threatened against Seller or any of its Affiliates with respect to the Acquired Business; and

               (iv) to the Knowledge of Seller, there are no organizing efforts by any union or other group seeking to represent the employees of Seller or any of its Affiliates with respect to the Acquired Business.

          b. To the Knowledge of Seller:

               (i) the Acquired Companies and the Acquired Business are and have been in compliance in all respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Americans with Disabilities Act, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, data protection, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice; and

               (ii) no investigation or review by or before any Government Authority concerning any possible conflicts with or violations of any such applicable laws is pending, nor is any such investigation threatened, nor has any such investigation occurred during the last three years, and no Governmental Authority has provided any notice to Seller or the Acquired Companies or otherwise asserted an intention to conduct any such investigation or review.

4.15     Absence of Certain Developments.
         -------------------------------

Except as expressly contemplated by this Agreement, or except as set forth in
Schedule 4.15, since March 31, 2001:

          a. to the Knowledge of Seller, there has been no adverse change in the Acquired Business, or in the operation or financial condition thereof, except such changes which, in the aggregate, have not had a Material Adverse Effect;

          b. to the Knowledge of Seller, neither Seller nor any of its Affiliates has, with respect to the Acquired Business, taken any actions which would, if taken after the date hereof, violate Section
          6.1 hereof;

          c. to the Knowledge of Seller, there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of an Acquired Company, the Seller Transferred Assets or the Acquired Business having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

          d. there has not been any grant of any stock option or right to purchase the shares of the stock of any Acquired Company;

          e. there has not been any declaration, setting aside or payment of any non-cash dividend or other distribution in respect of any shares of capital stock of the Acquired Companies or (other than for cash) any repurchase, redemption or other acquisition of any outstanding shares of capital stock or other securities of, or other ownership interest in, any Acquired Company;

          f. to the Knowledge of Seller, no Acquired Company has awarded or paid any bonuses to any of its employees, or entered into any employment, deferred compensation, severance or similar Commitment (nor amended any such Commitment) or agreed to increase the compensation payable or to become payable by it to any of its directors, officers, employees, agents or representatives, or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than (i) normal increases in the ordinary course of business, (ii) increases which constitute Indemnified Damages, or (iii) increases which would not materially reduce the Working Capital Value);

          g. there has not been any change by any Acquired Company in accounting or tax reporting principles, methods or policies;

          h. to the Knowledge of Seller, no Acquired Company has entered into any transaction or Commitment or conducted the Acquired Business other than in the ordinary course;

          i. to the Knowledge of Seller, no Acquired Company has failed to pay and discharge promptly current liabilities except where disputed in good faith by appropriate proceedings;

          j. to the Knowledge of Seller, no Acquired Company has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to Seller or to any Affiliate of Seller (other than the payment of trade payables in the ordinary course) and routine transfers of cash;

          k. to the Knowledge of Seller, no Acquired Company has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of its assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course;

          l. to the Knowledge of Seller, no Acquired Company has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business or those which are Indemnified Damages;

          m. to the Knowledge of Seller, no Acquired Company has cancelled or compromised any indebtedness or claim or amended, canceled, terminated, relinquished, waived or released any Commitment or right except in the ordinary course and which, in the aggregate, would not be material to the Acquired Companies;

          n. to the Knowledge of Seller, no Acquired Company has made or committed to make any capital expenditures or capital additions or betterments in excess of $100,000 individually;

          o. no Acquired Company has instituted or settled any material litigation, suit, claim, action, Proceeding or investigation of any kind; and

          p. to the Knowledge of Seller, no Acquired Company has agreed to do anything set forth in this Section 4.15(d) through (o).

4.16     Certain Interests.
         -----------------

Except as set forth on Schedule 4.16, to the Knowledge of Seller neither Seller nor, any Affiliate of Seller, officer or director of any member of the Acquired Group or any immediate relative or spouse who resides with, or is a dependent of, any such officer or director:

          a. owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property which the Acquired Group uses or has used in the conduct of the Acquired Business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company);

          b. has outstanding any indebtedness to any member of the Acquired Group; or

          c. is a party to any Commitment with any member of the Acquired Group, or is owed by any member of the Acquired Group any obligation of any nature whatsoever, except for the payment of employee compensation, the advancement of expenses or indemnification obligations, and the payment of trade payables, in each case in the ordinary course.

4.17     Insurance Policies.
         ------------------

Schedule 4.17 sets forth a true and complete list and description (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies held by an Acquired Company or covering the Acquired Business. All premiums due to the date hereof on such policies have been paid. Except as set forth on Schedule 4.17, there are no pending claims related to the Acquired Business that are covered by insurance. Requisite notice (or presentment) of any claims under such policies has been given (or made), except where such failure would neither prejudice the ability to make a claim thereunder nor result in a Material Adverse Effect. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof.

4.18     Banks.
         -----

To the Knowledge of Seller, Schedule 4.18 sets forth the name of each bank in which an Acquired Company has an account, lockbox or safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto.

4.19     No Violation of Law.
         -------------------

For all periods prior to and through December 31, 2000, the business of the Acquired Companies has been conducted in compliance with all applicable Laws (including, without limitation, ERISA and Environmental Laws but excluding zoning laws) except where any failure to do so would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and, neither Seller nor any of the Acquired Companies has prior to January 1, 2001, violated any such laws in connection with the ownership or use by the Acquired Companies of any property rights or other assets or in connection with the conduct of the Acquired Business or the administration of any Employee Benefit Plan except where any violation would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

4.20     Books and Records.
         -----------------

The minute books and other similar records of the Acquired Companies contain true and complete registers of the shareholders and records of all actions taken at any meetings of shareholders, boards of directors or any committee thereof and all written consents executed in lieu of the holding of any such meetings. To the Knowledge of Seller, the accounting books and records of the Acquired Companies accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Acquired Companies.

4.21     No Misrepresentation.
         --------------------

To the Knowledge of Seller, the representations and warranties of Seller contained in this Agreement and in the Ancillary Agreements and the documents to be delivered by Seller at Closing taken together do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.22     Brokers and Finders.
         -------------------

Other than Credit Suisse First Boston Corporation, whose fees will be paid by Seller and not by an Acquired Company, Buyer or any of Buyer's Affiliates, neither Seller nor any of its Affiliates has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

4.23     Acquisition Intent.
         ------------------

Seller represents and warrants that:

          a. Seller will be acquiring the Warrant and the Subordinated Note to be issued pursuant to Section 1.3 solely for its account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of the Warrant or the Subordinated Note in connection with any distribution;

          b. Seller is not a party to any agreement or other arrangement for the disposition of the Warrant or the Subordinated Note;

          c. Seller is an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933;

          d. Seller:

               (i) is able to bear the economic risk of an investment in the Warrant and Subordinated Note acquired pursuant to this Agreement;

               (ii) can afford to sustain a total loss of that investment;

               (iii) has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of the proposed investment in the Warrant and Subordinated Note; and

               (iv) has had an adequate opportunity to ask questions and receive answers from the officers of Buyer concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of Buyer, the plans for the operations of the business of Buyer and any plans of Buyer for additional acquisitions.

4.24     Disclaimer.
         ----------

The representations and warranties set forth in this Article IV are the only express or implied representations and warranties made by Seller or any other Person on behalf of Seller with respect to the Acquired Business, the Stock and the Seller Transferred Assets.

                                   ARTICLE V
                                   ---------

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date hereof:

5.1      Corporate Organization; Etc.
         ---------------------------

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority is not, in the aggregate, reasonably likely to have a Material Adverse Effect.

5.2      Authority Relative to this Agreement.
         ------------------------------------

          a. Buyer has full power and authority to execute and deliver this Agreement and the Income Tax Disaffiliation Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Income Tax Disaffiliation Agreement and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly and validly authorized by all required corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Income Tax Disaffiliation Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Income Tax Disaffiliation Agreement have been duly and validly executed and delivered by Buyer and, assuming this Agreement and the Income Tax Disaffiliation Agreement have been duly authorized, executed and delivered by Seller, constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

          b. At Closing, Buyer and each of Buyer's Affiliates party thereto will have full power and authority to execute and deliver each Ancillary Agreement and to consummate the transactions contemplated thereby. At Closing, the execution and delivery of each Ancillary Agreement and the consummation of the transactions contemplated thereby will have been duly and validly authorized by all requisite corporate action (including, if requisite, shareholder or similar action) on the part of Buyer and each of Buyer's Affiliates party thereto, and no other proceedings on their part will be necessary to authorize each Ancillary Agreement or to consummate the transactions contemplated thereby. At Closing, each Ancillary Agreement will have been duly and validly executed and delivered by and Buyer and each of Buyer's Affiliates party thereto, assuming it has been duly authorized, executed and delivered by Seller or Seller's Affiliates, will constitute a valid and binding agreement of Buyer and each of Buyer's Affiliates party thereto, enforceable against them in accordance with its terms.

5.3      Consents and Approvals; No Violations.
         -------------------------------------

          a. Except for applicable requirements of the HSR Act, and applicable foreign requirements, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

          b. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will:

               (i) conflict with or result in any breach of any provision of the charter or by-laws of Buyer;

               (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both), a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Commitment or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or

               (iii) assuming that the filings referred to in Subsection 5.3(a) are duly and timely made, and assuming that all applicable waiting periods under competition laws have expired and all applicable approvals under competition laws have been received, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, any of its subsidiaries or any of their properties or assets;

         except, in the case of (ii) and (iii) for violations, breaches or defaults which are not in the aggregate reasonably likely to have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby.

5.4      Brokers and Finders.
         -------------------

Neither Buyer nor any of its subsidiaries has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders, fees in connection with the transactions contemplated by this Agreement.

5.5      Interim Operations.
         ------------------

Buyer was formed for the purpose of engaging in the transactions contemplated herein and has engaged in no other business activities.

5.6      Acquisition Intent.
         ------------------

Buyer represents and warrants that:

          a. Buyer will be acquiring the Stock solely for its account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of the Stock in connection with any distribution;

          b. Buyer is not a party to any agreement or other arrangement for the disposition of the Stock;

          c. at Closing, Buyer will be an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933;

          d. Buyer:

               (i) is able to bear the economic risk of an investment in the Stock acquired pursuant to this Agreement;

               (ii) can afford to sustain a total loss of that investment;

               (iii) has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of the proposed investment in the Stock; and

               (iv) has had an adequate opportunity to ask questions and receive answers from the officers of the Acquired Companies concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of Seller and the Acquired Companies, the plans for the operations of the business of the Acquired Companies and any plans of Seller or the Acquired Companies for additional acquisitions.

          e. the representations and warranties set forth herein are the only representations and warranties that Buyer is entitled to rely upon with respect to its purchase of the Stock and the Seller Transferred Assets.

5.7      Financing.
         ---------

Buyer believes that there is no fact or circumstance that will prevent it from obtaining financing sufficient to consummate the Purchase and Sale Transaction.

                                   ARTICLE VI
                                   ----------

                            COVENANTS OF THE PARTIES

6.1      Conduct of the Acquired Business.
         --------------------------------

          a. Except as contemplated by this Agreement, or done consistent with the restructuring charges already taken by the Acquired Group and reflected on the Financial Statements, or as set forth in Schedule 6.1, or done with the prior express consent of Buyer, during the period from the date of this Agreement to the Closing Date, Seller will use all commercially reasonable efforts to cause the Acquired
          Group:

               (i) to conduct the Acquired Business in the ordinary course consistent with past practice, except in connection with the transactions contemplated hereby;

               (ii) to preserve intact the present organization of the Acquired Business and preserve its relationships with customers, suppliers, employees and others having significant business dealings with it, in each case in the ordinary course consistent with past practice; and

               (iii) to maintain coverage under all Seller's Insurance.

          b. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement or with Buyer's prior approval, Seller will not permit any of the following in connection with or on behalf of the Acquired Business:

               (i) incurring any indebtedness for borrowed money or issue any long-term debt securities or assume, guarantee or endorse the obligations of any other Persons, to the extent that such would be a liability, except for indebtedness incurred in the ordinary course consistent with past practice; or

               (ii) except in the ordinary course consistent with past practice,

                    (a) acquiring or disposing of any real property or other material assets;

                    (b) mortgaging or encumbering any real property or other material assets;

                    (c) changing the strategy or current business plan for the Acquired Business;

                    (d) materially increase the salary or any other form of compensation of any employee of the Acquired Business;

                    (e) entering into any Commitments that would constitute Material Commitments;

                    (f) engaging in any transactions with, or enter into any Material Commitments with, Seller or its Affiliates, except as required by this Agreement;

                    (g) entering into, adopting, amending or terminating any Commitment relating to the compensation or severance of any employee of the Acquired Business, except to the extent required by law or any existing Commitments which have been disclosed to Buyer; or

                    (h) agreeing to take any of the foregoing actions.

          c. Between the date of this Agreement and Closing, Seller shall:

               (i) neither transfer, nor permit any of Seller's Affiliates to transfer, any employee of the Acquired Business into any other business of Seller, or any employee of another business of Seller into the Acquired Business, except in each case as otherwise expressly agreed to by the parties; and

               (ii) take, or cause any of Seller's Affiliates to take, the actions necessary to discharge or to release the Acquired Companies from (and, therefore, to remove from the Closing Balance Sheet) any and all liabilities related to any employees who are not Affected Employees.

6.2      Access to Information.
         ---------------------

          a. From the date of this Agreement to the Closing, Seller will, or cause its Subsidiaries to:

               (i) give Buyer and its authorized representatives reasonable access during business hours to the documents in the Data Room and to the books, records, offices and other facilities and properties of the Acquired Business;

               (ii) permit Buyer in the company of Seller's representative to make reasonable inspections during business hours of the books, records and facilities of the Acquired Business, including but not limited to:

                    (a) facilitating Buyer's access to and review of all known environmental documentation in Seller's possession or control, concerning the Lincolnwood, Allentown and Durham facilities;

                    (b) all known OSHA documentation in Seller's possession or control, concerning any or all Acquired Group sites;

                    (c) any and all documentation in Seller's possession or control, concerning any removal of underground storage tanks at the Lincolnwood, Allentown and Durham facilities from 1989 to the date hereof; and

               (iii) cause its officers and other key employees to meet with Buyer and its authorized representatives and to furnish to them, either verbally or in documented format, such financial and operating data and other information with respect to the Acquired Business as Buyer may from time to time reasonably request; provided, however, that any such access shall be conducted at a reasonable time during business hours and in such a manner as not to interfere with the operation of the Acquired Business and in all cases shall be coordinated with Dwight Mater or Todd Buchardt, and no information shall be furnished to or requested by Buyer except through them, or either of them; and provided further that all such information and access shall be subject to the terms and conditions of the Confidentiality Agreement between Buyer and Seller.

          b. Following the Closing Date, and for a period not to exceed seven years, each party shall grant to the other party and its representatives, at the latter party's reasonable request, reasonable access to and the right to make copies at its expense of those records and documents, including insurance records and documents, covering any period prior to the Closing related to the Acquired Group, the Acquired Business or the Seller Transferred Assets as may be reasonably necessary for litigation, disputes surrounding the Closing Balance Sheet, preparation of financial statements, tax returns and audits or other valid business purposes. For this same time period and for these same purposes, Buyer shall grant to Seller reasonable access to the accountants and employees of the Acquired Business who are involved in the preparation of financial statements for the Acquired Business, for which accommodation Seller shall reimburse Buyer its related costs actually incurred.

6.3      Requisite Consents.
         ------------------

Prior to the Closing and thereafter, Buyer and Seller shall fully cooperate with each other to obtain all Requisite Consents. All costs and expenses incurred in connection with obtaining all Consents of Government Authorities shall initially be split by Buyer and Seller; provided, however, an adjustment will be made to reallocate such costs to the party obligated by law to pay them (i.e., Buyer under the HSR Act) and to reimburse the paying party as appropriate.

6.4      Reasonable Efforts.
         ------------------

          a. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, making all required filings and applications and complying with or responding to any requests by Government Authorities.

          b. If at any time after the Closing Date any further action is necessary or desirable to carry out the provisions of this Agreement (including transferring any assets and rights which should have been owned by the members of the Acquired Group, but were not, or which should not have been owned by the members of the Acquired Group, but were, or transferring any mail or payments on accounts receivable which should have been delivered to the other party hereunder), the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

          c. After Closing, Seller shall retain, and provide Buyer with reasonable access to, copies of all insurance policies and other insurance information reflecting Seller's Insurance, and shall make, and diligently pursue, claims under Seller's Insurance for all liabilities incurred prior to Closing. After Closing, Seller shall maintain, and shall not take any steps to cancel or materially change, buy-out or remove the Acquired Companies, as applicable, or Seller as a named insured or as an additional insured, from any of Seller's Insurance with respect to any events, occurrences or matters covered by such policies that occur prior to Closing. Nothing in this Agreement shall be construed to eliminate Seller's rights to coverage and to make claims under Seller's Insurance for any events, occurrences or matters which, except for this Agreement, would have been covered by Seller's Insurance.

6.5      Public Announcements.
         --------------------

Seller and Buyer will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange. Seller and Buyer shall make reasonable efforts to make all press releases jointly and to cooperate in the making of any other public announcements contemplated hereunder. Notwithstanding the foregoing, nothing herein shall limit Buyer's right to issue customary "tombstone" type announcements with respect to the transactions contemplated by the Agreement after the Closing Date, subject to Seller's prior approval of the text and graphics of the tombstone, which shall not be unreasonably withheld.

6.6      Employee Matters.
         ----------------

          a. Defined Contribution Plans.
             --------------------------

               (i) In General. Effective September 1, 2001, participants employed by MMT and active union employees of MMT employed in Allentown, Pennsylvania ("PSRP Participants") ceased to actively participate in the ProQuest Profit Sharing Retirement Plan. Effective that same date, a profit sharing plan was established with a Section 401(k) feature that is qualified under Sections 401(a) and 401(k) of the Code ("New 401(k) Plan") and a trust to hold the assets under the New 401(k) Plan, which trust is a tax exempt trust under Section 501(a) of the Code. PSRP

               Participants who are Affected Employees have been eligible to participate in the New 401(k) Plan, effective September 1, 2001. Buyer will obtain a favorable determination letter from the Internal Revenue Service that the New 401(k) Plan is qualified under Sections 401(a) and 401(k) of the Code. The New 401(k) Plan provides for the receipt of the amounts to be transferred pursuant to paragraph (ii) of this Section and provides for the continuation of each Code Section 411(d)(6) protected benefit for all account balances transferred to the New 401(k) Plan. The New 401(k) Plan provides that the amounts transferred pursuant to this Section from the PSRP are 100% vested upon transfer to the New 401(k) Plan. The New 401(k) Plan provides credit for participation, eligibility and vesting purposes, and for the purpose of determining the entitlement of a Transferred Individual to any allocation of employer contributions, for any period of employment that is creditable under the terms of the PSRP.

               (ii) Transfer of Assets. Effective as soon as practicable after September 1, 2001, Seller shall cause to be transferred to the New 401(k) Plan the account balances under the PSRP (if any) of each Transferred Individual, and each active union employee of MMT employed in Allentown, Pennsylvania. Such transfer shall occur in accordance with the requirement set forth in Section 414(l) of the Code. The New 401(k) Plan shall assume and be solely responsible for all liabilities to or relating to Transferred Individuals under the PSRP. The assets to be transferred to the New 401(k) Plan shall be in the form of cash and promissory notes or other evidence of indebtedness with respect to outstanding loans made to PSRP Participants.

          b. Defined Benefit Pension Plans. The following Employee Pension Benefit Plans, which are maintained solely for the benefit of employees of MMT, will be in effect on the Closing Date, subject to Buyer's right to amend or terminate such plans in its sole discretion after Closing: the Salaried Pension Plan and the Hourly Pension Plan. Accordingly, coverage and modifications under the Salaried Pension Plan and the Hourly Pension Plan for employees of MMT for periods after the Closing Date will be as determined by Buyer. Seller will make no employer contributions to the Salaried Pension Plan or the Hourly Pension Plan for any period beginning after the Closing Date.

          c. Medical, Dental and Vision Plans.
             --------------------------------

               (i) On the Closing Date, the Bell & Howell Mail & Messaging Technologies Company Blue Cross Health Insurance Plan, which includes medical, dental, prescription drug, and vision benefits and covers certain active salaried employees of MMT employed in Allentown, Pennsylvania and active union employees of MMT employed in Allentown, Pennsylvania will be in effect, subject to Buyer's right to amend or terminate such plan in its sole discretion after Closing. Coverage under such plan(s) for periods after the Closing Date will be solely the responsibility and liability of Buyer and future benefits shall be determined by Buyer in accordance with applicable law.

               (ii) On Buyer's written request, from the Closing Date until such date on or before December 31, 2001 as Buyer may determine upon reasonable prior written notice ("Medical Plan Cut-off Date"), Regular Employees will continue to participate in the Bell & Howell Company Medical Plan, the Bell & Howell Company Dental Plan and the Bell & Howell Company Vision Plan; provided that, in the case of Affected Employees, such employees had participated in such plans prior to the Closing Date. For that period, Buyer will fully reimburse Seller for the costs of benefits paid on account of benefits incurred from the Closing Date until the Medical Plan Cut-Off Date and for third party administration expenses for the benefit of Regular Employees. Such costs and expenses shall be determined in accordance with the methodology set forth in Schedule 6.6(c). Effective as of the Medical Plan Cut-off Date, all coverage and benefits for Regular Employees (and former employees) and their dependents under the Bell & Howell Medical Plan, the Bell & Howell Company Dental Plan and the Bell & Howell Company Vision Plan will be discontinued, including coverage for any qualified beneficiaries under COBRA. On and after the Medical Plan Cut-off Date, medical, dental and vision coverage for Regular Employees (and former employees) and their dependents will be solely the responsibility and liability of Buyer and future benefits shall be determined by Buyer in accordance with applicable law. Notwithstanding the immediately preceding sentence, Buyer shall provide COBRA continuation coverage for those current and former Regular Employees (and their beneficiaries) who are qualified COBRA beneficiaries and who are receiving COBRA continuation coverage as of the Medical Plan Cut-off Date for so long as such individuals are eligible for COBRA coverage.

          d. Cafeteria Plans. On Buyer's written request, from the Closing Date until such date on or before December 31, 2001 as Buyer may determine upon reasonable prior written notice ("Cafeteria Plan Cut-off Date"), Regular Employees will continue to participate in the Group Benefits Program (consisting of a premium conversion feature and medical and dental flexible spending accounts); provided that, in the case of Affected Employees, such employees had participated in the Group Benefits Program prior to the Closing Date. During that period, the responsibilities of Buyer and Seller shall be determined in accordance with the methodology set forth in Schedule 6.6(d). Effective on the Cafeteria Plan Cut-off Date, all coverage and benefits for Regular Employees (and former employees) and their dependents under the Group Benefits Program will be discontinued, including coverage for any qualified beneficiaries under COBRA. Notwithstanding the immediately preceding sentence, Buyer shall provide COBRA continuation coverage for those current and former Regular Employees (and their beneficiaries) who are qualified COBRA beneficiaries and who are receiving COBRA continuation coverage as of the Cafeteria Plan Cut-off Date for so long as such individuals are eligible for COBRA coverage. On and after the Cafeteria Plan Cut-off Date, cafeteria plan coverage for Regular Employees (and former employees) and their dependents will be solely the responsibility and liability of Buyer and future benefits shall be determined by Buyer in accordance with applicable law.

          e. Disability Plans.
             -----------------

               (i) On the Closing Date, the short term disability plans covering employees of MMT employed in Allentown, Pennsylvania will be in effect, subject to Buyer's right to amend or terminate such plans in its sole discretion. On the Closing Date, the long term disability plan covering active salaried employees of MMT employed in Allentown, Pennsylvania will be in effect, subject to Buyer's right to amend or terminate such plan in its sole discretion. Coverage for employees of MMT employed in Allentown, Pennsylvania under such plans for periods after the Closing Date will be solely the responsibility and liability of Buyer and future benefits shall be determined by Buyer in accordance with applicable law.

               (ii) Affected Employee participants in the STD or LTD Plan who are disabled on the Closing Date will continue to be eligible to receive benefits under the STD or LTD Plan. Buyer will fully reimburse Seller for the cost of STD or self-insured LTD coverage for any Affected Employee who has been disabled for less than seven months on the Closing Date and who receives benefits under the STD or self-insured LTD Plan on and after the Closing Date. Buyer shall not reimburse Seller for the cost of LTD coverage for Affected Employees covered by the LTD Plan on the Closing Date. Except as described above, STD and LTD Plan coverage on and after the Closing Date will be solely the responsibility and liability of Buyer and future benefits shall be as determined by Buyer.

          f. Life Insurance, AD&D and Business Travel Accident Plans.
             --------------------------------------------------------

               (i) On the Closing Date, the AD&D Plans will be in effect, subject to Buyer's right to amend or terminate such plans in its sole discretion after the Closing. Coverage for employees of MMT employed in Allentown, Pennsylvania under such plans for periods after the Closing Date will be solely the responsibility and liability of Buyer and future benefits shall be determined by Buyer in accordance with applicable law.

               (ii) On Buyer's written request, from the Closing Date until such date on or before December 31, 2001, as Buyer may determine upon reasonable prior written notice (the "Life Insurance Plan Cut-off Date"), Regular Employees will continue to participate in the Bell & Howell Company Group Term Life Insurance Plan, the Bell & Howell Company Accidental Death and Dismemberment Plan and the Bell & Howell Company Business Travel Accident Insurance Plan; provided that, in the case of Affected Employees, such employees had participated in such plans prior to the Closing Date. During that period, Buyer's costs and expenses shall be determined in accordance with the methodology set forth in Schedule 6.6(f). Effective as of the Life Insurance Plan Cut-off Date, all coverage and benefits for Regular Employees under such plans will be discontinued. On and after the Life Insurance Plan Cut-off Date, life insurance, AD&D and business travel accident coverage will be solely the responsibility and liability of Buyer and future benefits shall be determined by Buyer in accordance with applicable law.

          g. Retiree Medical Benefits.
             ------------------------

               (i) Allentown Employees. On the Closing Date, the retiree medical benefits plans for employees of MMT who were employed in Allentown, Pennsylvania will be in effect, subject to Buyer's right to amend or terminate such plans in its sole discretion. Subject to the indemnity in Section 9.1(d), coverage under such plan for periods after the Closing Date will be solely the responsibility and liability of Buyer and future benefits shall be determined by Buyer in accordance with applicable law.

               (ii) Non-Allentown Employees. On Buyer's written request, from the Closing Date until such date on or before December 31, 2001, as Buyer may determine upon reasonable prior written notice (the "Retiree Medical Plan Cut-off Date"), Affected Employees of the Acquired Companies who retire after the Closing Date (other than retired employees of MMT who were employed in Allentown, Pennsylvania) will continue to participate in the retiree medical benefits portion of the Bell & Howell Medical Plan, pursuant to the terms of such plan. During that period, Buyer will reimburse Seller for the costs of benefits (and related expenses) paid as determined in accordance with the methodology set forth in
               Schedule 6.6(g). Effective as of the Retiree Medical Plan Cut-off Date, all coverage and benefits under the Bell & Howell Medical Plan for the employees of the Acquired Companies who retire after the Closing Date will be discontinued, subject to the indemnity in Section 9.1(d).

               (iii) Seller will retain responsibility and liability (including without limitation costs and expenses) with respect to any retiree medical benefits for the employees of the Acquired Companies (other than employees of MMT who were employed in Allentown, Pennsylvania, as described in subparagraph 6.6(g)(i) above) who retire on or prior to the Closing Date.

          h. Service. The service of Affected Employees with Seller, any of the Acquired Companies or their respective Subsidiaries shall be recognized for purposes of eligibility, participation, vesting and entitlement under all Employee Benefit Plans maintained by Buyer or a member of Buyer's Controlled Group, as applicable.

          i. Vacation. Buyer agrees to assume and be solely responsible for all liabilities for or relating to the unused accrued vacation pay of Affected Employees under Seller's vacation policy immediately prior to the Closing Date, the liability for which shall be accrued as a current liability on the Closing Balance Sheet. Buyer also agrees that Affected Employees shall retain all of their rights with respect to unused vacation pay accrued under Seller's vacation policy immediately prior to the Closing Date the liability for which shall be accrued as a current liability on the Closing Balance Sheet.

          j. Other Arrangements. Certain of the Affected Employees are owners of shares of stock of Seller and are subject, with respect thereto, to the provisions of a certain Shareholders Agreement between Seller and such Affected Employees (referred to herein as the "Equity Employees"). All matters related thereto shall be settled between Seller and such Equity Employees without cost or charge to any Acquired Company. Certain of the Affected Employees are parties to contracts with Seller providing certain compensation and other benefits to them from Seller in the event the Purchase and Sale Transaction is closed. All amounts due under such arrangements shall be the obligation of Seller.

          k. Employer Matching Contribution. For the period beginning January 1, 2001 and ending on the Closing Date, Buyer shall make a matching contribution to the trust under the New 401(k) Plan on behalf of Affected Employees who were participants in the PSRP for all or a portion of such period at the same rate as under the PSRP (as in effect on the date hereof), the liability for which shall be accrued as a current liability on the Closing Balance Sheet. Buyer shall make such contribution as soon as practicable after December 31, 2001, but in no event later than the date set forth under Code Section 404(a)(6). The New 401(k) Plan shall provide for such contributions on behalf of Affected Employees.

          l. MIB and Other Bonuses. Buyer and the Acquired Companies shall be responsible for bonuses under the Management Incentive Plan ("MIB"), the Short-Term Incentive Plan ("SIP"), and other management, sales and employee plans that relate to periods commencing in 2001, the liability for which shall be accrued as a current liability on the Closing Balance Sheet. Schedule 6.6(l) describes these plans in summary fashion.

          m. Retention Bonuses. Buyer will pay all sales and retention bonuses, if any, established with Buyer's written approval after the date of the Letter of Understanding dated May 19, 2001. Schedule 6.6(m) reports retention bonuses granted from the date of the Letter of Understanding (5/19/01).

          n. Tuition Reimbursement. Buyer will pay all tuition reimbursement expenses of Affected Employees with respect to courses that have been approved under the Bell & Howell Company Tuition Reimbursement Plan as of the date hereof the liability for which shall be accrued as a current liability on the Closing Balance Sheet.

          o. RBP and SRP. Affected Employees shall cease participation in RBP effective as of the Closing Date. Seller shall be responsible for all liabilities and obligations that exist under the Bell & Howell Company Replacement Benefit Plan ("RBP") prior to the Closing Date, including the assumption of all liabilities thereunder which relate to the Acquired Companies. Seller may amend RBP to provide for an additional contribution for the period through the Closing Date, with such contribution to be credited to participants after December 31, 2001, and thereafter RBP distributions will be made to Affected Employees. Affected Employees shall cease participation in SRP effective as of the Closing Date. Buyer shall be responsible for all costs associated with any and all Affected Employees who are participants in the Bell & Howell Company Supplemental Retirement Plan ("SRP").

          p. Workers Compensation. Responsibility for workers' compensation claims in respect of the Acquired Business arising out of conditions having an injury, or, in the case of a claim relating to occupational illness or disease, the last significant exposure on or prior to March 31, 2001 shall remain with Seller. Buyer shall have responsibility for workers' compensation claims in respect of the Acquired Business arising out of conditions having a date of injury (or in the case of a claim relating to occupational illness or disease, the last significant exposure) on or after April 1, 2001.

          q. Assoc. Stock Purchase Plan. Affected Employees and active union employees of MMT employed in Allentown, Pennsylvania, who are participating in Seller's current ASPP offering period will cease payroll deductions for the purchase of Seller's stock beginning with the first pay period following the Closing Date. Deductions made prior to the Closing Date which have been properly remitted to Seller will be used to purchase shares in accordance with the provisions of the plan.

          r. Non-U.S. Plans. See Schedule 6.6(r).

          s. No Obligation to Maintain Plans. Subject to the indemnification provisions set forth in Section 9.1(d), nothing contained in this
          Section 6.6 shall be construed to require Buyer to continue or maintain after Closing any Employee Benefit Plan maintained by any member of the Acquired Group as of the Closing Date.

          t. Enhanced Severance Obligations. Buyer agrees to pay the enhanced severance obligations listed on Schedule 4.12(m), but not including any amounts payable as a sales completion bonus.

6.7      Competition Filings.
         -------------------

As promptly as possible (but in any event not later than 10 Business Days after the execution hereof in the case of the HSR filing required in the U.S.), Buyer and Seller shall each file or cause to be filed by their respective Affiliates, notification of the Purchase and Sale Transaction proposed hereunder as required by all applicable competition laws. In connection therewith, Buyer and Seller shall, and shall cause their respective Affiliates to, furnish promptly to each appropriate Government Authority any additional information requested by such Government Authority in connection with such filings and shall diligently take, or cooperate in the taking of, all steps that are necessary or desirable and proper to expedite the termination of any waiting period under such competition law. Notwithstanding the foregoing, nothing contained in this Agreement will obligate any party to agree to any disposition of assets, separate management Commitment or any other restriction or limitation on its current or future business or activity.

6.8      Exclusivity.
         -----------

Unless this Agreement is terminated as provided by Section 8.1, and unless Seller determines in good faith, after consulting with Kirkland & Ellis or other reputable outside legal counsel that it has a legal or fiduciary obligation to do so, and pays to Buyer $750,000 as reimbursement of its out of pocket due diligence and other expenses, Seller will not, directly or indirectly, solicit, initiate, negotiate or assist any proposal or offer from any Person to acquire all or any substantial part of the Stock, the Seller Transferred Assets or the Acquired Business.

6.9      License of Certain Intellectual Property.
         ----------------------------------------

          a. Subject to licenses previously granted by Seller, or Seller's Affiliates, to the extent not otherwise covered hereunder, and to the extent Seller, or Seller's Affiliates have the necessary rights, as of the Closing, Seller, or Seller's Affiliates grant to Buyer and the Acquired Companies a fully-paid worldwide, non-exclusive license and/or sublicense, without the right to sublicense to third parties, except to Affiliates and to Persons licensed as users or distributors of products of the Acquired Business, under any issued U.S. and foreign patents not included in the Owned Intellectual Property that were filed on or before the Closing, and other Intellectual Property rights, owned or sublicensable by Seller, or Seller's Affiliates, to make, have made, copy, use, make derivative works, sell, import, export and/or distribute current and future derivative products of the Acquired Business to the extent such patents contain claims that cover, and to the extent such other Intellectual Property covers, the current products and future derivative products of the Acquired Business.

          b. Subject to licenses previously granted by any of the Acquired Companies, Acquired Company Subsidiaries, the Canadian Subsidiary or the UK Subsidiary to Seller or Seller's Affiliates, to the extent not otherwise covered hereunder, the Acquired Companies or the Acquired Company Subsidiaries or Buyer grant to Seller and Seller's Affiliates a fully-paid worldwide, non-exclusive license and/or sublicense, without the right to sublicense to third parties, except to Affiliates and to Persons licensed as users or distributors of products of Seller and Seller's Affiliates, under any issued U.S. and foreign patents included in the Owned Intellectual Property, and other Intellectual Property rights (except with respect to items covered by the Trademark License Agreement), owned or sublicensable by the Acquired Companies or the Acquired Company Subsidiaries, as of the Closing Date, to make, have made, copy, use, make derivative works, sell, import, export and/or distribute current and future derivative products of Seller and Seller's Affiliates (other than the Acquired Companies) to the extent such patents contain claims that cover, and to the extent such other Intellectual Property covers, the current products and future derivative products of Seller and Seller's Affiliates (other than the Acquired Companies).

6.10     Financing.
         ---------

Buyer and Glencoe shall use their commercially reasonable efforts to obtain debt and equity financing sufficient to consummate the Purchase and Sale Transaction. Seller shall cooperate with Buyer and Glencoe in this matter and use its commercially reasonable efforts to accommodate any reasonable request in connection therewith.

6.11     Continuing Performance Obligations.
         ----------------------------------

Each of the Acquired Companies and the Acquired Company Subsidiaries agrees to perform the noncompetition, transition services and supply obligations of such entity under the provisions of the Business Sale Agreements. Buyer agrees to satisfy any obligations to license the Bell & Howell Trademark Registrations that are contained in the Business Sale Agreements. Seller agrees to assign to Buyer any licenses granted by Seller to the Bell & Howell Trademark Registrations that are contained in the Business Sale Agreements, to the extent possible. To the extent that any such licenses may not be assigned by Seller, Seller agrees to use reasonable commercial efforts to enforce the terms and conditions under which such licenses were granted under the Business Sale Agreements.

6.12     Trademark License.
         -----------------

          a. Buyer hereby grants to Seller and its Affiliates, for a period no longer than two (2) years from the Closing Date, a royalty-free right and license to use and exploit the Bell & Howell Trademark Registrations in connection with the packaging, marketing, sale, distribution and use of the Associated Materials that use or contain the Bell & Howell Trademark Registrations with respect to Associated Materials that are in use or provided by, in inventory of, or on order by, Seller or any of its Affiliates as of the Closing Date.

          b. Seller agrees, for itself and on behalf of its Affiliates, not to challenge or to make any claim or take any action adverse to Buyer's ownership of the Bell & Howell Trademark Registrations.

6.13     Covenant not to License.
         -----------------------

          a. In order to obtain the benefits hereof, Buyer covenants and agrees that, for a period equal to five years after the Closing Date, Buyer, the Acquired Companies and the Acquired Company Subsidiaries and each of their Affiliates shall not, directly or indirectly, anywhere in the world use in connection with the ProQuest Information and Learning Business or any portion thereof, or license or sublicense to any entity for use in the ProQuest Information and Learning Business or any portion thereof, the Bell & Howell Trademark Registrations and other trademarks purchased under this Agreement. This covenant and agreement shall in no way impact or affect any outstanding licenses or sublicenses of the Bell & Howell Trademark Registrations that were granted by an Acquiring Company or Acquired Company Subsidiary or that otherwise constitute part of the Acquired Business and such licenses and sublicenses shall be specifically excluded from the covenant and agreement set forth in this Section 6.13.

          b. Buyer agrees that any breach of this Section 6.13 will result in irreparable damage to Seller for which Seller will have no adequate remedy at law, and, therefore if such a breach should occur, Buyer consents to any temporary or permanent injunction or decree of specific performance by any court of competent jurisdiction in favor of Seller enjoining any such breach, without prejudice to any other right or remedy to which Seller shall be entitled. In the event that any portion of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time or too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. Each of the covenants herein shall be deemed a separate and severable covenant. In the event Buyer breaches any provision of this Agreement, Seller shall be entitled to recover all costs of enforcement, including reasonable attorneys' fees. It is the desire and intent of the parties that the provisions of this Section 6.13 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which such enforcement is sought. Accordingly, a court of competent jurisdiction is directed to modify any provision to the extent necessary to render such provision enforceable.

6.14     Preclosing Transfer of Assets.
         -----------------------------

          a. Prior to the Closing Date, Seller shall sell or cause to be sold all of the Foreign Assets to MMT as follows:

               (i) Seller shall sell the Canadian Foreign Assets to a wholly-owned subsidiary of MMT that is formed under the laws of Canada;

               (ii) Seller shall sell the UK Foreign Assets to a wholly-owned subsidiary of MMT that is formed under the laws of the United Kingdom; and

               (iii) the aggregate purchase price for the sales described in clauses (i) and (ii) above shall be equal to the fair market value of the Foreign Assets less the assumption of the Foreign Liabilities, which amount shall be agreed upon by Buyer and Seller prior to the Closing. Payment for this sale shall be made in the form of a promissory note made by MMT, which shall be assigned to Buyer on the Closing Date.

          b. Prior to the Closing Date, Seller shall sell all of its interests in Scanner LLC to MMT for a purchase price equal to the fair market value of such interests, which amount shall be agreed upon by Buyer and Seller prior to the Closing. Payment for this sale shall be made in the form of a promissory note, which shall be assigned to Buyer on the Closing Date pursuant to this Agreement.

          c. Any costs incurred by Seller in connection with the transactions contemplated in subsections (a) and (b) above, shall be reimbursed by Buyer, including without limitation any additional tax obligation.

          d. The documentation effecting the sales referenced in this Section
          6.14 are attached hereto as Attachment VI.

                                  ARTICLE VII
                                  -----------

                  CONDITIONS TO CONSUMMATION OF THE TRANSACTION

7.1      Conditions to Each Party's Obligations.
         --------------------------------------

The respective obligations of each party to consummate the Purchase and Sale Transaction is subject to the satisfaction of the following conditions:

          a. No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court or Government Authority which prohibits or restricts the consummation of the Purchase and Sale Transaction;

          b. All waiting periods or approvals applicable to the Closing of the Purchase and Sale Transaction under the any law contemplated by
          Section 6.7 hereof, shall have terminated or expired or been obtained, as the case may be;

          c. All Requisite Consents listed on Schedule 7.1 shall have been obtained; and

          d. No event shall have occurred which shall have resulted in a Material Adverse Effect.

7.2      Further Conditions to Seller's Obligations.
         ------------------------------------------

The obligations of Seller to consummate the Purchase and Sale Transaction are further subject to satisfaction or waiver of the following conditions:

          a. The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the date made; and

          b. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

7.3      Further Conditions to Buyer's Obligations.
         -----------------------------------------

The obligations of Buyer to consummate the Purchase and Sale Transaction are further subject to the satisfaction or waiver of the following conditions:

          a. The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the date made;

          b. Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and

          c. Buyer shall have obtained debt financing on terms reasonably satisfactory to Buyer sufficient to consummate the Purchase and Sale Transaction.

                                  ARTICLE VIII
                                  ------------

                           TERMINATION AND ABANDONMENT

8.1      Termination.
         -----------

This Agreement may be terminated at any time prior to the Closing Date:

          a. by mutual written consent of Seller and Buyer;

          b. by Seller at any time after October 8, 2001 if the Closing shall not have occurred by such date;

          c. by Buyer at any time after December 31, 2001 if the Closing shall not have occurred by such date; or

          d. by Seller or by Buyer, if any Government Authority of competent jurisdiction shall have issued an order, decree or ruling or taken other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

8.2      Procedure and Effect of Termination.
         -----------------------------------

In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties, this Agreement shall forthwith become null and void and of no further effect, without any liability on the part of any party or its directors, officers, employees, agents or stockholders, other than the provisions of Section 6.2 concerning confidentiality and the provisions of the Confidentiality Agreement. Nothing in this Section 8.2 shall relieve any party from any liability for any willful breach of this Agreement.

                                   ARTICLE IX
                                   ----------

                          SURVIVAL AND INDEMNIFICATION

9.1      Survival Periods and Indemnification.
         ------------------------------------

          a. All representations and warranties of the parties contained in this Agreement shall survive the Closing until 12 months after the Closing Date; provided, however, that

               (i) the representations and warranties contained in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d), 4.2, 4.6(a), 4.7(d), 4.11, 4.12,
               , 5.1 and 5.2, shall survive for the period of the applicable statute of limitations,

               (ii) the representations and warranties contained in Section 4.13 shall survive for a period of five years, and

               (iii) the representations and warranties contained in Section
               4.19 shall survive for the lesser of the applicable statute of limitations period or five years.

          b. The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms.

          c. From and after the Closing, Seller hereby agrees to indemnify and hold harmless Buyer, the Acquired Companies and Buyer's Affiliates (each a "Buyer Indemnified Party"), in accordance with the terms of this Article IX, against any Damages incurred by Buyer, any Acquired Company or Buyer's Affiliates, as a result of:

               (i) any breach of any representation or warranty of Seller made herein;

               (ii) any breach of any covenant or agreement of Seller made herein; or

               (iii) any Indemnified Damages;

          For the purposes of this Section 9.1(c), Damages incurred shall include, without limitation, Damages incurred by any Buyer Indemnified Party resulting from its representations made in writing to lenders of, or equity investors in, Buyer if and to the extent such Damages result from the specific subject matter and magnitude of a breach of a representation and warranty made by Seller herein.

          d. From and after the Closing, Buyer hereby agrees to indemnify and hold harmless Seller and Seller's Affiliates, in accordance with the terms of this Article IX, against any Damages incurred by Seller or Seller's Affiliates as a result of:

               (i) any breach of any representation or warranty of Buyer made herein;

               (ii) any breach of any covenant or agreement of Buyer made herein;

               (iii) any obligation or liability of any Acquired Company or with respect to the operation of the Acquired Business, except for:

                    (a) any Indemnified Damages; and

                    (b) any obligation or liability with respect to which, and only to the extent that, such obligation or liability was caused by a failure or breach of any representation or warranty, or a breach or nonfulfillment of any covenant or agreement, of Seller contained herein;

               (iv) the use of the trademark and trade name "Bell & Howell" after Closing by Buyer, Buyer's Affiliates, the Acquired Group, and any licensees or sublicensees (whether direct or indirect) thereof (other than licensees or sublicensees pursuant to the Trademark License), and any entity that received, directly or indirectly, any right, title or interest in the trademark and trade name from Seller, Seller's Affiliates, or the Acquired Group; provided, however, the indemnification obligation shall not apply to the extent of Damages caused by Seller's and its Affiliates', licensees' and sublicensees' use of the trademark and trade name subsequent to Closing or any Person's use of the trademark and trade name prior to Closing;

               (v) any sales and retention bonuses established with Buyer's written approval, the enhanced severance arrangements listed on
               Schedule 4.12(m) (but not including any amounts attributable to a sales completion bonus) and all management incentive bonuses, long-term incentive bonuses or similar bonuses that relate to the period commencing in 2001;

               (vi) any termination, amendment, change or supplement of the Hourly Pension, Salaried Pension and welfare benefits for Allentown union and non-union employees, made after the Closing;

               (vii) any change, modification or termination by Buyer or, after the Closing Date, any of the Acquired Companies of any retiree medical benefits, commitments or retiree contributions toward the cost of retiree medical benefits for active or retired employees or other retire medical benefit plans identified in Section 6.6(g); or

               (viii) arising from Buyer's fraud in connection with the Purchase and Sale Transaction.

          e. No Indemnifying Party shall be obligated to provide such indemnification with respect to representations and warranties to the Indemnified Party unless the Indemnifying Party shall have received written notice specifying any breach in reasonable detail within the applicable survival period set forth in Subsections 9.1(a) and 9.1(b) with respect to the matter for which indemnification is sought; provided, however, that claims first asserted within the applicable survival period shall survive until finally resolved without possibility of appeal.

9.2      Indemnification.
         ---------------

Subject to the other provisions of this Article IX, from and after the Closing, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all Damages, whether incurred directly by the Indemnified Party or owed by the Indemnified Party to a third party, to the extent they are the result of any of the matters set forth in Section 9.1. Notwithstanding anything to the contrary in this Agreement, to the extent that any managing director of Glencoe, any employee of Glencoe, Nils Johansson or Francesco Gozzo (the "Buyer Knowledge Group") has actual knowledge on or prior to the Closing of a breach of a representation or warranty made by Seller in this Agreement, then neither Buyer nor any Buyer Indemnified Party shall be entitled to indemnification pursuant to Section 9.1(c)(i) for Damages arising from such breach of representation and warranty if and to the extent such Damages result from the specific subject matter and magnitude of the breach that is within the actual knowledge of the Buyer Knowledge Group; provided, however that:

               (i) this Section 9.2 shall in no way affect the calculation of the Adjustment Amount or any indemnification claims based upon the Indemnified Damages; and

               (ii) Seller shall have the burden of proving the actual knowledge of the Buyer Knowledge Group.

For purposes of this Section 9.2, the Buyer Knowledge Group shall be deemed to have actual knowledge of any breach of a representation or warranty that is reflected in any Third Party Reports.

9.3      Indemnification Amounts.
         -----------------------

Notwithstanding any provision to the contrary contained in this Agreement, with respect to Seller's obligations set forth in Section 9.1(c)(i) and Buyer's obligations with respect to Section 9.1(d)(i), the Indemnifying Party shall not be obligated to indemnify the Indemnified Party for any Damages with respect to a breach of any representation or warranty unless and until the amount of all such Damages shall equal in the aggregate $2,400,000 and then the Indemnified Party will be entitled to indemnification for all such Damages in an aggregate amount in excess of $1,800,000 provided, however, that in no event will Seller's aggregate liability for Damages referred to in Sections 9.1(c)(i) or Buyer's aggregate liability for Damage referred to in Section 9.1(d)(i), exceed $50,000,000.

9.4      Claims.
         ------

          a. If an Indemnified Party intends to seek indemnification pursuant to this Article IX, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim describing such claim in reasonable detail; provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party except to the extent that it is actually prejudiced thereby, subject, however, to the time periods specified in Section 9.1 hereof. In the event that such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it; and provided further, that the fees and expenses of such counsel shall be borne by the Indemnified Party.

          b. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner, other than a settlement consisting solely of monetary damages.

          c. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to conduct and control, through counsel of its own choosing and at the Indemnifying Party's expense, the contest, settlement or compromise of the claim, but the Indemnified Party shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

          d. As long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that:

               (i) as long as the Indemnifying Party is contesting such claim in good faith, any such settlement shall include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnifying Party of a duly executed written release of the Indemnifying Party from all liability and obligation in respect of such action;

               (ii) in such event Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party; and

               (iii) the Indemnified Party shall provide the Indemnifying Party reasonable advance notice of any proposed settlement or payment and shall not pay or settle any claim if the Indemnifying Party shall reasonably object.

          e. The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article IX, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

          f. As to any Tax, for Tax periods that include (but do not end on) the Closing Date the amount of Seller's indemnification obligation pursuant to this Section 9 for that Tax shall equal the full amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days from January 1, 2001 and ending on the Closing Date and the denominator of which is 365; provided, however, that the parties' indemnification obligations hereunder shall be adjusted appropriately to reflect the actual proportionate period of property ownership during the applicable Tax period for any such Taxes imposed with respect to the ownership of specific items of property held by an Affiliate of Seller during any Tax period which includes the Closing Date.

          g. Notwithstanding any other provision of this Section 9.4 to the contrary, in the case of any tax audit, the Indemnifying Party shall have the right to conduct and control, through counsel of its own choosing and at its own expense, the contest, settlement or compromise of the claim, but the Indemnifying Party shall not settle any such claim without prior consultation with the Indemnified Party.

          h. In addition to provisions relating to defense of claims by third parties set forth in Section 9.4(a) above, any claim for indemnification under this Article IX which involves environmental investigatory, corrective or remedial action ("Remedial Action") shall additionally be governed by the procedures set forth in this subsection. Upon receipt of any such claim, the Indemnifying Party shall have the right, at its option, to undertake control over such Remedial Action (including, without limitation, retention of consultants, selection of remedial measures and negotiations and agreements with interested government agencies and third parties). Where Seller is the Indemnifying Party and undertakes such control, the Buyer and the Acquired Companies agree to provide Seller and its agents with reasonable access to the subject facility (and to relevant documents and personnel) for purposes of conducting Remedial Action. Irrespective of which party undertakes such control, the parties shall keep one another apprised of major developments relating to the Remedial Action and shall, subject to applicable legal privileges, make all final reports, filings, and other documents relating to the Remedial Action available for inspection by one another upon request. Any costs incurred after Closing by an Indemnified Party relating to oversight of activities undertaken hereunder by an Indemnifying Party hereunder shall not be subject to indemnification hereunder. An Indemnifying Party shall have no obligation to undertake any Remedial Action, or provide indemnification with respect to any matter governed hereunder, unless, and then only to the extent that, Remedial Action is required by Environmental Laws. Any obligation of an Indemnifying Party to conduct or fund any Remedial Action shall be deemed satisfied upon completion of a Remedial Action in a manner which satisfies Environmental Laws or is otherwise acceptable to applicable governmental authorities. The parties agree to reasonably cooperate with one another in connection with any matter governed hereunder and to generally conduct themselves in a cost effective manner with respect thereto.

          i. The Indemnified Party shall take reasonable steps to mitigate indemnifiable liabilities and Damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and Damages that are indemnifiable hereunder. If any claim is covered by insurance, the Indemnified Party shall use all reasonable efforts to recover the amount of such claim from the issuer of such insurance; provided, however, this provision shall not prevent an Indemnified Party from making a claim against the Indemnifying Party to preserve its rights hereunder.

          j. No party shall be entitled to indemnification to the extent of any net tax or other benefits actually received by such party as a result of facts and circumstances relating to any indemnifiable claim or to the extent the Closing Balance Sheet contains an accrual covering such claim or the Working Capital for purposes of calculating the Adjustment Amount is otherwise reduced in contemplation or as a result of such claim

9.5      Exclusive Remedy.
         ----------------

          a. The indemnification provisions of this Article IX shall be the sole and exclusive remedy following the Closing for any breaches or alleged breaches of any representation, warranty or other provision of this Agreement or the transactions contemplated hereby; (including without limitation any matters arising under CERCLA, any other Environmental Laws and Taxes) provided, however, that equitable relief, including the remedies of specific performance and injunction, will be available with respect to any actual or attempted breach of this Agreement occurring before Closing or with respect to the breach of any covenant or agreement to be performed after Closing insofar as and to the extent that such relief would be available under any law. Notwithstanding the foregoing, the remedies and means of recourse between the parties with respect to the subject matter of each Ancillary Agreement is provided by such Ancillary Agreement and not by this Agreement. Buyer shall have no right to set-off against any payments to be made by Buyer pursuant to this Agreement or otherwise.

          b. Each of the parties hereto, on behalf of itself and its officers, directors, employees, shareholders, partners, affiliates, agents or representatives (collectively, such party's "Representatives") agrees not to bring any actions or Proceedings, at law, equity or otherwise, against any other party or its Representatives, in respect of any breaches or alleged breaches of any representation, warranty or other provision of this Agreement, or otherwise in respect of the transactions contemplated hereby, in a manner inconsistent with the provisions of Section 9.5(a).

          c. The parties hereby agree that no party has made any representations and warranties, express or implied, with respect to this Agreement or the matters contemplated hereby, except as explicitly set forth in this Agreement.

9.6      Miscellaneous.
         -------------

The Indemnifying Party shall have no liability to the extent arising from actions taken or not taken by the Indemnified Party or its Affiliates after the Closing Date. To the extent that the

Indemnifying Party discharges any claim for indemnification hereunder, the Indemnified Party shall be subrogated to all rights of the Indemnifying Party against third parties.

                                   ARTICLE X
                                   ---------

                            MISCELLANEOUS PROVISIONS

10.1     Amendment and Modification.
         --------------------------

This Agreement may be amended or modified at any time by the parties hereto pursuant to an instrument in writing signed by both parties.

10.2     Extension; Waiver.
         -----------------

          a. At any time, the party entitled to the benefit of any respective term or provision hereof may:

               (i) extend the time for the performance of any of the obligations or other acts of the other party hereto;

               (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or

               (iii) waive compliance with any obligation, covenant, agreement or condition contained herein.

          b. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party entitled to the benefits of such extended or waived term or provision.

10.3     No Waivers.
         ----------

Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

10.4     Entire Agreement; Assignment.
         ----------------------------

This Agreement and the Ancillary Agreements constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior Commitments and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof (other than the Confidentiality Agreement), and shall not be assigned, by operation of law or otherwise by either party hereto, without the prior written consent of the other party, and any attempted assignment in contravention hereof shall be null and void. Notwithstanding the foregoing, Buyer may assign any and all of its rights or obligations under this Agreement to one or more Affiliates of Buyer (including, after the Closing, the Acquired Companies) and may collaterally assign any and all rights, remedies, indemnities and other privileges of Buyer under this Agreement to one or more lenders in connection with the financing of the purchase hereunder; provided, however, that such assignment shall not relieve Buyer of any liability or obligation to Seller or its Affiliates hereunder.

10.5     Validity.
         --------

The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.6     Notices.
         -------

Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given, if given by hand delivery upon personal receipt, by the intended recipient or, if given otherwise, upon delivery to the intended recipient by confirmed facsimile transmission and overnight carrier delivery with return receipt, at the following addresses or facsimile numbers:

if to Seller, to

ProQuest Company
300 North Zeeb Road
Ann Arbor, Michigan  48103
Fax:  734-997-4942
Attention:  Chief Financial Officer

with a copy to:

ProQuest Company
300 North Zeeb Road
Ann Arbor, Michigan  48103
Fax:  734-997-4040
Attention:  General Counsel

if to Buyer, to

BH Acquisition, Inc.
c/o Glencoe Capital, L.L.C.
190 South LaSalle Street, Suite 2830
Chicago, Illinois 60603
Fax:  312-795-0455
Attention:  David S. Evans
with copies to:

Glencoe Capital, L.L.C.
190 South LaSalle Street, Suite 2830
Chicago, Illinois 60603
Fax:  312-795-0455
Attention:  Chief Operating Officer

and prior to Closing to:

Bell & Howell Mail and Messaging Technologies Company
3400 Pratt Avenue
Lincolnwood, Illinois 60712-2709
Fax:  847-423-7361
Attention:  Chief Executive Officer

and after Closing to:

Bell & Howell Company
3400 Pratt Avenue
Lincolnwood, Illinois 60712-2709
Fax:  847-423-7361
Attention:  Chief Executive Officer

10.7     Schedules; Due Diligence.
         ------------------------

          Each Schedule and certificate provided hereunder is incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full; provided, however, that information set forth on any Schedule, certification or written disclosure constitutes a representation and warranty of the party providing the same, and not the mutual agreement of the parties as to the facts therein stated. The contents of the Schedules will not vary, change or alter the language or substance of the representations and warranties contained in this Agreement. Each Schedule is annexed hereto on the date hereof and, if Buyer consents, will be updated as necessary or amended on or before the Closing Date. All matters disclosed on any Schedule or an updated Schedule shall be deemed disclosed on all other Schedules hereto to the extent it is readily apparent from the face of such disclosure that such disclosure applies to another schedule. Disclosure of items not required to be disclosed shall not create any inference of materiality.

10.8     Governing Law.
         -------------

This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Illinois, without giving effect to any choice or conflict of law provision or rule thereof.

10.9     Descriptive Headings.
         --------------------

The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

10.10    Counterparts.
         ------------

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11    Expenses.
         --------

Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal fees and expenses) incurred in connection this Agreement and the transaction contemplated hereby shall be paid by the party incurring such expenses, except as otherwise expressly provided herein or mutually agreed by the Parties.

10.12    Other Rules of Construction.
         ---------------------------

          a. References in this Agreement to sections, schedules, attachments and exhibits are to sections of, and schedules, attachments and exhibits to, this Agreement unless otherwise indicated.

          b. Words in the singular include the plural and in the plural include the singular.

          c. The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

          d. References to a "party" means a party to this Agreement and include references to such party's successors and permitted assigns.

          e. References to a "third party" means a Person not party to this Agreement.

          f. The terms "dollars" and "$"means U.S. dollars.

          g. The masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context.

          h. Wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

10.13    Authorship.
         ----------

The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

10.14    Parties in Interest.
         -------------------
This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, including any successor, whether by way of merger, acquisition, reorganization or otherwise, to its business operations, and nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Nothing herein shall affect Seller's rights to enforce the provisions of Section 6.6 hereof on behalf of all or any of the Affected Employees.

10.15    Specific Performance.
         --------------------

The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, in addition to any other remedy at law or equity.

IN WITNESS WHEREOF, each of the undersigned has caused this Purchase and Sale Agreement to be signed by its duly authorized officer as of the date first above written.

                                           PROQUEST COMPANY


                                           By:   /s/ Todd Buchardt
                                                --------------------------------
                                                 Name:  Todd Buchardt
                                                 Title: Vice President
                                                        General Counsel


                                           BH ACQUISITION, INC.


                                           By:  /s/ William J. McGrath
                                                --------------------------------
                                                 Name:       William J. McGrath
                                                 Title:      Assistant Secretary





This Agreement is executed by the undersigned for the sole purpose of making the covenants set forth in Section 6.10 hereof, and for no other purpose


                                           Glencoe Capital, LLC


                                           By:  /s/ William J. McGrath
                                                --------------------------------
                                                 Name:       William J. McGrath
                                                 Title:      Managing Director

                                                                         ANNEX A

                                GLOSSARY OF TERMS
                                -----------------


Accountant:                                 PriceWaterhouseCoopers LLP, unless
                                            at the time of such dispute
                                            PriceWaterhouseCoopers has a
                                            material relationship with any party
                                            or its Affiliates or such other
                                            accounting firm as Buyer and Seller
                                            may mutually agree.

Acquired Companies:                         Collectively, MMT, Mailmobile,
                                            Postal Systems, Name Holding, BHFS
                                            and Bell & Howell Company, a Nevada
                                            corporation.

Acquired Company Subsidiaries:              The entities listed on Schedule
                                            4.1(h), and, at Closing, Scanner
                                            LLC, the Canadian and UK
                                            subsidiaries formed pursuant to
                                            Section 6.14.

Acquired Business:                          As defined in the preambles.

Acquired Group:                             The Acquired Companies and the
                                            Acquired Company Subsidiaries.  As
                                            appropriate to the context, the term
                                            "Acquired Group" may mean any one
                                            or more of the members thereof.

Adjustment Amount:                          The positive or negative amount by
                                            which the Working Capital Value as
                                            of the Closing Date differs from
                                            $117,871,000.

AD&D Plans: The life insurance and accidental death and dismemberment plans covering salaried employees of MMT employed in Allentown,
                                            Pennsylvania.

Affected Employees:                         Active employees of the Acquired
                                            Companies and the Acquired Company
                                            Subsidiaries immediately prior to
                                            the Closing Date (including any such
                                            employee who is on leave of absence
                                            or disability) but excluding:

                                            (i)   Nils Johansson;

                                            (ii)  Hank D'Ambrosio; and

                                            (iii) all employees employed by MMT
                                            at the Allentown plant who are paid
                                            on an hourly basis or covered by the
                                            Allentown Union Contract.

Affiliate:                                  Any Person which, directly or
                                            indirectly, controls, is controlled
                                            by or is under common control with
                                            such Person

                                            (excluding any trustee under, or any
                                             commitment with responsibility for
                                            administering, any ERISA Plan). A
                                            Person shall be deemed to be
                                            "controlled by" such other Person if
                                            such other Person possesses,
                                            directly or indirectly, power:

                                                     (i) to vote 20% or more of
                                            the securities (on a fully diluted
                                            basis) having ordinary voting power
                                            for the election of directors or
                                            managing general partners; or

                                                     (ii) to direct or cause the
                                            direction of the management and
                                            policies of such Person whether by
                                            Commitment or otherwise.

Agreement:                                  As defined in the preambles,
                                            including the Annexes, Attachments
                                            and Schedules hereto.

Allentown Union Contract:                   Agreement between MMT and IMMCO
                                            Employees Association (1997-2001)
                                            dated January 1, 1997.

Ancillary Agreements:                       The Income Tax Disaffiliation
                                            Agreement, the Seller Transfer
                                            Documents, the Trademark License
                                            Agreement, the Trademark Assignment,
                                            the Warrant, the Subordinated Note,
                                            the Transition Services Agreement
                                            and the Shareholder and Registration
                                            Rights Agreements.

Associated Materials:                       Any packaging, advertising,
                                            promotion and other materials or
                                            documents (including but not limited
                                            to all labels and packages, signage,
                                            point of sale material, table cards,
                                            bags, wrappers, cartons and other
                                            wrapping and display materials,
                                            coupons, promotional materials,
                                            product manuals, stationery,
                                            business cards, uniforms,
                                            advertising copy and commercials),
                                            and any paper stock and other
                                            supplies and the like, used in
                                            connection with the business, sales,
                                            service, training, promotional and
                                            other activities of Seller or its
                                            Affiliates.

Beneficial                                  Interest: The right to vote, receive
                                            the dividends and distributions on
                                            or sell or cause the sale, transfer
                                            or any other disposition whatsoever
                                            of, and all other rights incident to
                                            legal and beneficial ownership of,
                                            the securities subject to such
                                            interest.

Bell & Howell Trademark
Registrations:                              All of the trademarks, service marks
                                            and related registrations of "Bell &
                                            Howell" identified on Schedule
                                            1.1(b).

BHFS:                                       Bell & Howell Financial Services
                                            Company, a Delaware corporation.

Business Day:                               Any day excluding Saturday, Sunday
                                            and any other day which banks in
                                            Chicago are permitted or authorized
                                            to close.

Business Sale Agreements:                   That certain Purchase and Sale
                                            Agreement, dated October 27, 2000,
                                            by and between Bell & Howell Company
                                            and Eastman Kodak Company and that
                                            certain Share Purchase Agreement,
                                            dated April 18, 2001, by and among
                                            Seller, Bell & Howell UK Holdings
                                            Limited, MMT, Pitney Bowes, Inc. and
                                            Pitney Bowes International Holdings,
                                            Inc.

Business Software: All computer Software and Software Documentation in any and all forms (object code, source code, computer manuals, and all other forms) developed by or on behalf of the Acquired Group, or the Acquired Business or licensed from a third-party provider, that is used in the Acquired Business.

Buyer:                                      BH Acquisition, Inc., a Delaware
                                            corporation.

Buyer Indemnified Party:                    Buyer, the Acquired Companies and
                                            Buyer's Affiliates.

Buyer Services Agreement:                   The agreement set forth as Annex V
                                            attached hereto.

Cafeteria Plan Cut-off Date:                As defined in Section 6.6(d).

Canadian Foreign Assets:                    The assets set forth on Schedule
                                            6.14 that are owned by the Canadian
                                            Subsidiary.

Canadian Subsidiary:                        Bell & Howell Ltd., a partnership
                                            organized and existing under the
                                            laws of Canada.

Cash Payment:                               As defined in Section 1.3(b).

Cash Working Capital Adjustment:            The positive, up to a maximum
                                            positive amount of $2,000,000, or
                                            negative Adjustment Amount.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Claim: An asserted claim, demand, action, suit, charge, Proceeding or Tax Proceeding for Damages or equitable relief.

Closing: The deliveries and performances required by Sections 2.2 and 2.3 of the Agreement in connection with the Purchase and Sale Transaction.

Closing Balance Sheet:                      As defined in Section 3.2(a).

Closing Date:                               The date in the U.S. on which the
                                            Closing actually occurs and the
                                            Purchase and Sale Transaction
                                            becomes effective with respect to
                                            the Acquired Business.

COBRA:                                      Consolidated Omnibus Budget
                                            Reconciliation Act of 1985, as
                                            amended.

Code:                                       The Internal Revenue Code of 1986,
                                            as amended.

Commitments:                                Contracts, agreements, instruments,
                                            plans, licenses, options,
                                            guarantees, leases and purchase or
                                            sale orders, indentures and
                                            mortgages, in each case whether
                                            written or oral.

Confidentiality Agreement:                  Agreement by and between Seller
                                            (or its investment banker) and
                                            Glencoe.

Consents:                                   Any approvals, consents,
                                            acknowledgements, assignments or
                                            novations required by any third
                                            party or Government Authority.

Controlled Group of Corporations:           Each "controlled group of
                                            corporations" within the meaning of
                                            Section 414(b) of the Code.

Damages: Actual, out-of-pocket costs, fines and other similar direct damages (excluding lost profits and other incidental, consequential, special or indirect damages) together with related court costs, reasonable attorneys' fees and other costs and expenses (including those related to investigation, audits and expert assistance and amounts paid in settlement), but excluding, to the extent thereof:

                                                     (i)  any insurance proceeds
                                            actually paid to the Indemnified
                                            Party with respect to the
                                            indemnification claim in question;
                                            and

                                                     (ii)  any Damages to the
                                            extent already compensated.

Data Room:                                  The room at Seller premises in Ann
                                            Arbor, Michigan containing documents
                                            and material relating to the
                                            Acquired Companies and the Acquired
                                            Business.

Debt: Debt (including principal, interest, breakage fees, and prepayment premiums and penalties, if any) of any of the Acquired Companies and the Acquired Company Subsidiaries for borrowed money (excluding capitalized leases) outstanding as of the Closing Date and excluding any Debt incurred by BHFS in its receivables financings that is treated as a liability for purposes of calculating the Adjustment
                                            Amount.

Disclosure Annex:                           Annex C to the Agreement, which is
                                            comprised of Schedules which set
                                            forth certain exceptions and
                                            modifications to the representations
                                            and warranties set forth in Article
                                            IV of the Agreement.

Documentation:                              Audio, visual, image, graphic,
                                            digital, alpha-numeric, multimedia
                                            and other formats for capturing,
                                            displaying and utilizing
                                            information.

Employee Benefit Plan:                      Any plan, Commitment, program or
                                            arrangement involving direct or
                                            indirect compensation or benefits,
                                            whether written or oral, or provided
                                            under an employment, collective
                                            bargaining, or other similar
                                            agreement, or in any other manner,
                                            including without limitation:
                                            "employee benefit plans" within the
                                            meaning of Section 3(3) of ERISA;
                                            insurance coverage (including
                                            self-insured arrangements); pension,
                                            retirement, profit sharing,
                                            severance, vacation, sick leave,
                                            disability, leave of absence,
                                            educational assistance, change in
                                            control, workers' compensation,
                                            supplemental unemployment, and
                                            employee fringe benefits; deferred
                                            compensation; bonuses; commissions;
                                            savings plans; stock options; stock
                                            purchase, phantom stock, stock
                                            appreciation and any other form of
                                            equity-related compensation or
                                            benefits; incentive compensation and
                                            benefits of any kind; and
                                            post-retirement compensation and
                                            benefits.

Employee Pension Benefit Plan:              Each "employee pension benefit plan"
                                            within the meaning of Section 3(2)
                                            of ERISA.

Employee Welfare Benefit Plan:              Each "employee welfare benefit plan"
                                            within the meaning of Section 3(1)
                                            of ERISA.

Environmental Condition:                    (i)      any noncompliance with any
                                            Environmental Laws;

                                            (ii)     any release or threatened
                                            release of any Hazardous Materials
                                            or petroleum, including crude oil or
                                            any fraction
                                            thereof which is or was in violation
                                            of Environmental Laws;

                                            (iii)    any application or disposal
                                            of any Hazardous Materials or
                                            petroleum in any manner which is or
                                            was in violation of Environmental
                                            Laws;

                                            (iv) any disposal or treatment,
                                            arrangement for transport for
                                            disposal or treatment, transport, or
                                            accepted for transport of any
                                            Hazardous Materials to a facility,
                                            site or location, which, pursuant to
                                            any applicable Environmental Laws:

                                                     (a)      has been placed or
                                                     is proposed to be placed,
                                                     on the National Priorities
                                                     List or its national,
                                                     European or state
                                                     equivalent; or

                                                     (b)      is subject to a
                                                     Claim, Order or other
                                                     request to take removal or
                                                     remedial action pursuant to
                                                     Environmental Laws.

                                            (v)      any storage, generation or
                                            production of any Hazardous
                                            Materials which is in violation of
                                            Environmental Laws;

                                            (vi) any contamination of
                                            groundwaters, surface waters, soils
                                            or sediments, as a result of the
                                            manufacture, storage, processing,
                                            loss, leak, escape, spillage,
                                            disposal or other handling or
                                            disposition by or on behalf of the
                                            Acquired Group of any product or
                                            substance on or prior to the Closing
                                            as to which remedial action is
                                            required pursuant to Environmental
                                            Laws; or

                                            (vii) any Hazardous Materials,
                                            tanks, containers, cylinders, drums
                                            or cans buried, stored or deposited
                                            in or on any property which is in
                                            violation of Environmental Laws.

Environmental Law:                          Any and all local, state, federal
                                            and foreign laws and regulations
                                            relating to pollution and the
                                            discharge of materials into the
                                            environment as enacted and in effect
                                            on or prior to Closing.

Equity Employees:                           As defined in Section 6.6(j).

ERISA:                                      Employee Retirement Income Security
                                            Act of 1974, as amended.

Excluded Foreign Assets:                    Cash and the assets set forth on
                                            Schedule 4.6(a).

Excluded Foreign Liabilities:               The following liabilities and
                                            obligations of the Foreign
                                            Subsidiaries:

                                                 (i) any Debt of the Foreign
                                            Subsidiaries; and

                                                 (ii) any liabilities or
                                            obligations of the Foreign
                                            Subsidiaries for federal, national,
                                            foreign, provincial or local taxes
                                            on income accruing prior to Closing;
                                            and

                                                 (iii) other liabilities or
                                            obligations not incurred in the
                                            ordinary course of business, except
                                            those reflected in the Closing
                                            Balance Sheet.

Financial Statements:                       As defined in Section 4.4(a).

Foreign Assets:                             The assets identified on Schedule
                                            6.14 hereto.

Foreign                                     Liabilities: The liabilities and
                                            obligations of the Foreign
                                            Subsidiaries other than the Excluded
                                            Foreign Liabilities to the extent
                                            relating exclusively to an Acquired
                                            Business or the Foreign Assets or as
                                            otherwise scheduled.

Foreign Subsidiaries:                       Collectively, the Canadian
                                            Subsidiary and the UK Subsidiary.

GAAP: Generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public
                                            Accountants, and statements and
                                            pronouncements of the Financial
                                            Accounting Standards Board.

Glencoe:                                    Glencoe Capital, LLC, a Delaware
                                            limited liability company.

Glossary:                                   This Glossary of Terms incorporated
                                            by reference as Annex A to the
                                            Agreement.

Government Authority:                       Any foreign, federal, state or local
                                            governmental commission, board,
                                            bureau, agency or similar regulatory
                                            or administrative body.

Group Benefits Program:                     Bell & Howell Company Group Benefits
                                            Program.

Hazardous                                   Materials: Any pollutant,
                                            contaminant or hazardous substance
                                            or material that has been so
                                            designated or regulated or
                                            controlled by any Government
                                            Authority under or by any
                                            Environmental Laws, including PCBs,
                                            asbestos, petroleum and
                                            urea-formaldehyde.

Holdings                                    Filemaster Holdings, Inc.

Hourly Pension Plan:                        Bell & Howell Mail & Messaging
                                            Technologies Company Hourly Pension
                                            Plan.

HSR Act:                                    The Hart-Scott-Rodino Antitrust
                                            Improvements Act of 1976, as
                                            amended.

Income Tax Disaffiliation..
Agreement:                                  The agreement set forth as
                                            Attachment II hereto.

Indemnified Damages:                        Any Damages:

                                                     (i) arising as a result of
                                            Seller's failure to own and convey
                                            free of any Liens all of the Stock,
                                            Seller's or its Affiliates (other
                                            than the Acquired Companies) failure
                                            to own and convey free of any Liens
                                            all of the Seller Transferred
                                            Assets, or an Acquired Company's
                                            failure to own and convey free of
                                            any Liens (except Permitted Liens)
                                            all of the assets contemplated by
                                            this Agreement to be owned by it at
                                            Closing;

                                                     (ii) arising as a result of
                                            any occurrence prior to Closing of a
                                            type for which Seller maintains
                                            insurance, regardless of the amount
                                            of any deductibles or retentions and
                                            regardless of whether or not
                                            insurance proceeds are actually
                                            received, including occurrences the
                                            nature covered by the following
                                            types of insurance:

                                            a. casualty, workers' compensation,
                                            products liability, automobile
                                            casualty and liability, general
                                            commercial liability, foreign
                                            commercial/employee general
                                            liability, premises casualty and
                                            liability, operations casualty and
                                            liability, employer's liability,
                                            property (including inland marine,
                                            boiler, machinery, inventory,
                                            business personal property and
                                            business interruption) Damages,

                                            b. catastrophic (umbrella) or excess
                                            liability, cargo, directors and
                                            officers, employment practices,
                                            crime (including employee theft and
                                            fraud), pension trust and fiduciary
                                            liability, kidnap (including ransom
                                            and extortion), professional
                                            liability, and errors and omissions
                                            liability;

                                            provided, however, that any
                                            liability or obligation of the type
                                            described in paragraph (a) of this
                                            definition for which an Acquired
                                            Company obtained its own insurance
                                            directly pursuant to policies issued
                                            by Zurich American Insurance Company
                                            or it affiliates (Zurich Canada,
                                            Zurich North America) or USA &
                                            Canadian Automobile Physical Damage
                                            or American International Group for
                                            the period commencing on April 1,
                                            2001 shall not be deemed to be an
                                            Indemnified Damage;

                                            and, provided, further, that
                                            Indemnified Damages shall not
                                            include Claims covered by Seller's
                                            medical, dental, vision, disability
                                            (other than long term disability) or
                                            life insurance programs;

                                                     (iii) relating to or
                                            arising from or in connection with
                                            the sale of 3400 Pratt Avenue,
                                            Lincolnwood, Illinois or the sale of
                                            Seller's property located in
                                            Allentown, PA;

                                                     (iv) with respect to all
                                            sales completion bonuses to be paid
                                            to the Chairman, CEO and management
                                            of the Acquired Companies in
                                            connection with the Purchase and
                                            Sale Transaction including those
                                            listed on Schedule 4.12(m);
                                            provided, however, that Indemnified
                                            Damages shall not include any of the
                                            items listed in Section 9.1(d)(v);

                                                     (v)  related to lease
                                            obligations of 3000 Malmo Drive,
                                            Arlington Heights, Illinois;

                                                     (vi) all costs related
                                            solely to the PUD commitments in
                                            connection with the sale of the
                                            facility at 3400 Pratt Avenue,
                                            Lincolnwood, Illinois by Seller in
                                            1999;

                                                     (vii)  which is an Excluded
                                            Foreign Liability; or

                                                     (viii)  arising from
                                            Seller's fraud in connection with
                                            the Purchase and Sale Transaction;

                                                     (ix) arising under the
                                            Income Tax Disaffiliation Agreement,
                                            including the breach of any
                                            representation, warranty or covenant
                                            contained therein;

                                                     (x)  arising as a result of
                                            the use of the trademark and
                                            tradename "Bell & Howell" prior to
                                            Closing;

                                                     (xi) pursuant to any
                                            Business Sale Agreement except to
                                            the extent of performance
                                            obligations that an Acquired Company
                                            or an Acquired Company Subsidiary
                                            has agreed to perform pursuant to
                                            Section 6.11;

                                                     (xii) arising from the
                                            agreements between BHFS and Bank One
                                            made prior to the Closing with
                                            respect to the refinancing of BHFS
                                            (the "Bank One Liability"); or

                                                     (xiii) arising from the
                                            matters listed on Part A of Schedule
                                            4.10(a) that are specifically marked
                                            as post-Closing obligations of
                                            Seller.

Indemnified Party:                          Either Seller or Buyer, as the case
                                            may be, and their respective
                                            Affiliates, as provided in Section
                                            9.2.

Indemnifying Party:                         Either Seller or Buyer, as the case
                                            may be, as provided in Section 9.2.

Initial Note Amount:                        As defined in Section 3.1.

Intellectual Property:                      As defined in Section 4.7(a).

Intercompany Account:                       The balance owing between the
                                            Acquired Group and Seller and
                                            Seller's other Subsidiaries
                                            resulting from accrual of expenses
                                            and cash transfers.

Intercompany Account-Nontrade:              As used by Seller in its preparation
                                            of its audited Financial Statements.

Intercompany Account-Trade:                 As used by Seller in its preparation
                                            of its audited Financial Statements.

KPMG Letter: The letter to be delivered by KPMG in connection with the Closing Balance Sheet, which is addressed to Buyer, and the form of which is attached hereto as
                                            Attachment VII.

Knowledge                                   of Seller: The actual knowledge
                                            (limited to the specific subject
                                            matter and magnitude of which there
                                            is actual knowledge) of any of the
                                            following Persons: Alan Aldworth,
                                            Todd Buchardt, Dwight Mater, Linda
                                            Longo, Sarah Lundin, Patrick Graver,
                                            Joseph Taylor, Stephen Myers, Mike
                                            Monahan, Robert Steinmetz, Kevin
                                            McDougall and Eric Pascoe.

Laws: Any federal, state, local or foreign law, rule, regulation, judgment, code, ruling, statute, writ, order or ordinance or other requirement created or imposed by any administrative, regulatory, or other governmental action.

Licensed-In                                 Intellectual Property: All material
                                            licenses, sublicenses, and other
                                            Commitments pertaining to
                                            Intellectual Property or Software
                                            owned by third parties and used in
                                            the Acquired Business, whether
                                            entered into on behalf of the
                                            Acquired Business by a member of the
                                            Acquired Group or by Seller or
                                            Seller's Affiliates other than
                                            off-the-shelf mass market software.

Licensed-Out                                Intellectual Property: All licenses,
                                            sublicenses, and other Commitments
                                            pertaining to Owned Intellectual
                                            Property, Licensed-In Intellectual
                                            Property or Software licensed to
                                            third parties by the Acquired Group
                                            or by Seller or Seller's Affiliates.

Liens:                                      Liens, security interests, mortgages
                                            or other title encumbrances.

Life Insurance Plan Cut-off Date:           As defined in Section 6.6(f)(ii).

LTD Plan:                                   Bell & Howell Company Long Term

                                            Disability Plan.

Mailmobile:                                 Bell & Howell Mailmobile Company, a
                                            Delaware corporation.

Material Adverse Effect:                    A material adverse effect on the
                                            Acquired Business as conducted at
                                            Closing by the Acquired Group, taken
                                            as a whole.

Material Commitments:                       As defined in Section 4.8(a).

Medical Plan Cut-off Date:                  As defined in Section 6.6(c)(ii).

MMT: Bell & Howell Mail and Messaging Technologies Company, a Delaware corporation.

Monetary Portion:                           As defined in Section 1.2(c).

Multiemployer Plan:                         Any multiemployer pension plan, as
                                            defined in Section 3(37) of ERISA.

Name Holding:                               Bell & Howell Company, a Delaware
                                            corporation.

New 401(k) Plan:                            As defined in Section 6.6(a).

Note Working Capital Adjustment:            The amount, if any, by which the
                                            Working Capital Value exceeds
                                            $119,871,000.

Order: Writ, judgment, award, injunction or decree of any Government Authority of competent jurisdiction or any arbitrator.

Owned Intellectual Property:                As defined in Section 4.7(a).

Permitted Liens:                            Any of the following:

                                                     (i)  Liens for current
                                            taxes not yet due and payable;

                                                     (ii) mechanics', carriers',
                                            workers', repairers', materialmen's,
                                            warehousemen's and other similar
                                            Liens arising or incurred in the
                                            ordinary course consistent with past
                                            practice;

                                                     (iii) in the case of
                                            properties or assets acquired after
                                            July 1, 2000, Liens securing all or
                                            a part of the purchase price
                                            thereof;

                                                     (iv)  Liens in favor of
                                            creditors which will be released at
                                            Closing;

                                                     (v)  in the case of BHFS,
                                            Liens incurred due to BHFS's
                                            financing arrangements,

                                                     (vi)  Liens identified in
                                            the Schedules or reflected or
                                            referred to in the Financial
                                            Statements (including the notes
                                            thereto),

                                                     (vii)  leases, subleases
                                            and similar agreements,

                                                     (viii)  easements,
                                            covenants, rights-of-way and other
                                            similar restrictions or record; and

                                                     (ix) such other Liens which
                                            would not reasonably be expected to
                                            materially impair the current use of
                                            the property subject thereto.

Person: Any individual, group, partnership, corporation, limited liability company, association, firm, trust or any other entity or organization.

Postal Systems:                             Bell & Howell Postal Systems, Inc.,
                                            a Delaware corporation.

Proceeding:                                 Any civil or criminal suit or other
                                            action, proceeding, hearing,
                                            disclosed investigation or legal,
                                            administrative, arbitration or other
                                            method of settling disputes or
                                            disagreements or governmental
                                            investigation, other than a Tax
                                            Proceeding, by or before any
                                            foreign, federal, state or local
                                            governmental or non-governmental
                                            court, department,
                                            commission, board, bureau,
                                            arbitrator, agency or
                                            instrumentality.

ProQuest Information and
Learning Business:                          Seller's information and learning
                                            republishing business as it exists
                                            as of the Closing Date, of
                                            marketing, selling and distributing
                                            products and services that
                                            incorporate proprietary third-party
                                            information in the form of
                                            periodicals, newspapers,
                                            dissertations, out-of-print books
                                            and other informational and
                                            educational materials through
                                            various mediums, including paper,
                                            microfiche, electronic transmission,
                                            CD-ROM and the Internet, but
                                            specifically excluding the Acquired
                                            Business.

PSC:                                        Bell & Howell Publishing Services
                                            Company.

PSRP:                                       Bell & Howell Profit Sharing
                                            Retirement Plan.

Purchase and Sale Transaction:              The purchase and sale transaction
                                            contemplated by Section 1.1 of the
                                            Agreement.

Purchase Price: The amount to be paid by Buyer to Seller for the Stock and the Seller Transferred Assets, determined in accordance with the provisions of Section 1.2 of the Agreement, subject to the provisions of Article III.

Reference                                   Balance Sheet: The unaudited
                                            combined balance sheet of the
                                            Acquired Group as of March 31, 2001,
                                            excluding all Excluded Foreign
                                            Assets and Excluded Foreign
                                            Liabilities, all Indemnified Damages
                                            and all reserves for any of the
                                            foregoing.

Regular Employees:                          Affected Employees and eligible
                                            employees hired by Buyer after the
                                            Closing Date (other than employees
                                            of MMT employed in Allentown,
                                            Pennsylvania).

Reportable Event:                           As defined in Section 4043 of ERISA.

Representatives:                            As defined in Section 9.5(b).

Requisite Consents:                         All Consents required under any
                                            Commitments with respect to the
                                            Acquired Business, or any
                                            Commitments included in the Seller
                                            Transferred Assets, which are
                                            required for the transfer, directly
                                            or indirectly, thereof or of any
                                            part of the Acquired Business, and
                                            all Consents of Government
                                            Authorities that are necessary for
                                            the consummation of the transactions
                                            contemplated hereby.

Retiree Medical Plan Cut-off Date:          As defined in Section 6.6(g)(ii).

Salaried Pension Plan:                      Bell & Howell Mail & Messaging
                                            Technologies Company Salaried
                                            Pension Plan.

Scanner Business:                           The business of Scanner LLC.

Scanner LLC: Bell & Howell Imaging Components LLC, a Delaware limited liability company.

Schedules:                                  The various Schedules to the
                                            Agreement comprising the Disclosure
                                            Annex.

Seller Asset Transfer:                      As defined in the preambles.

Seller                                      Asset Transfer Documents:
                                            Collectively, such bills of sale,
                                            assignments, transfer documents and
                                            assumption of obligations
                                            agreements, agreed to by the parties
                                            required to transfer the Seller
                                            Transferred Assets.

Seller Transferred Assets:                  As defined in Section 1.1(d).

Seller's Insurance: All insurance policies covering current and prior periods, including insurance policies covering Persons divested or acquired for which Buyer may, by virtue of this Agreement, assume liabilities.

Software:                                   Any information in an electronically
                                            readable format commonly known as
                                            software including source code,
                                            object code, machine readable code
                                            and, in addition thereto,
                                            Documentation thereof and manuals
                                            and instructions with respect
                                            thereto.

STD Plan:                                   Bell & Howell Company Short Term
                                            Disability Plan.

Stock: The outstanding capital stock or limited liability interests, as applicable, of each Acquired
                                            Company.

Subordinated Note:                          The Unsecured Subordinated
                                            Promissory Note in form of
                                            Attachment I.

Subordinated Note Amount:                   As defined in Section 1.3(a).

Subsidiary:                                 A Person of which another Person
                                            and/or their respective
                                            Subsidiaries, as the case may be,
                                            own directly or indirectly, such
                                            number of shares as have more than
                                            50% of the ordinary voting power for
                                            the election of directors or
                                            managers.

Tax or Taxes:                               Taxes of any nature excluding all
                                            taxes measured by or with respect to
                                            net income, but including franchise,
                                            alternative, minimum, sales, use,
                                            payroll, withholding, occupation,
                                            property or excise taxes imposed by
                                            any Government Authority (whether
                                            federal, state, local or foreign) or
                                            other levies and assessments imposed
                                            by any federal, state, local or
                                            foreign taxing authority, including
                                            but not limited to all sales, use,
                                            ad valorem, value added, franchise,
                                            net or gross proceeds, withholding,
                                            payroll, employment, excise,
                                            property, single business, business
                                            license, and business occupation
                                            taxes, together with any interest
                                            thereon, any penalties, additions to
                                            taxes or traditional amounts
                                            applicable thereto, and any
                                            contractual or other obligation to
                                            indemnify or reimburse any Person
                                            with respect to any such taxes.

Tax Proceeding:                             Any civil or criminal suit or other
                                            action, proceeding, hearing,
                                            disclosed investigation or legal,
                                            administrative, arbitration or other
                                            method of settling disputes or
                                            disagreements or governmental
                                            investigation, in each case with
                                            respect to Taxes, by or before any
                                            foreign, federal, state or local
                                            governmental or non-governmental
                                            court, department, commission,
                                            board, bureau, arbitrator, agency or
                                            instrumentality.

Third Party Reports:                        Each of the following:

                                                     (i)  Report titled "Project
                                            File Master Financial and Accounting
                                            Due Diligence Report," dated July
                                            2001, prepared by Ernst & Young;

                                                     (ii) Report titled "Market
                                            Research Report," dated September
                                            17, 2001, prepared by The Globe
                                            Group;

                                                     (iii) Report titled
                                            "Strategic Technology Review Glencoe
                                            Capital LLC Subject: Project Due
                                            Diligence," dated August 2001,
                                            prepared by DaVinci;

                                                     (iv) Report titled "Project
                                            File Master Risk Management Due
                                            Diligence," dated August 2001,
                                            prepared by Marsh Private Equity and
                                            M&A Services;

                                                     (v) Report titled "Project
                                            File Master Due Diligence," dated
                                            August 7, 2001, and
                                            "Overview/Summary of Findings,"
                                            dated August 2001, each prepared by
                                            William M. Mercer, Incorporated;


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                                                     (vi) Report titled "Re:
                                            Summary of Research on Steven R.
                                            Myers, Francesco Gozzo and Nils
                                            Johansson," dated June 18, 2001,
                                            prepared by ArmorGroup North
                                            America;

                                                     (vii)    Report titled "Re:
                                            Summary of Additional Research on
                                            Steven R. Myers, Francesco Gozzo and
                                            Nils Johansson," dated June 29,
                                            2001, prepared by ArmorGroup North
                                            America;

                                                     (viii) Report titled "Re:
                                            Summary of Research on Michael F.
                                            Wilhelm," dated July 13, 2001,
                                            prepared by ArmorGroup North
                                            America;

                                                     (ix) Report titled "Re:
                                            Summary of Additional Research on
                                            Michael F. Wilhelm," dated July 24,
                                            2001, prepared by ArmorGroup North
                                            America;

                                                     (x) Report titled "Phase I
                                            Environmental Site Assessment, Bell
                                            & Howell Facility, Allentown,
                                            Pennsylvania," dated July 2001,
                                            prepared by Conestoga-Rovers &
                                            Associates;

                                                     (xi) Report titled "Phase I
                                            Environmental Site Assessment, Bell
                                            & Howell Facility, Durham, North
                                            Carolina," dated August 2001,
                                            prepared by Conestoga-Rovers &
                                            Associates;

                                                     (xii) Report titled "Phase
                                            I Environmental Site Assessment,
                                            Bell & Howell Facility, Lincolnwood,
                                            Illinois," dated August 2001,
                                            prepared by Conestoga-Rovers &
                                            Associates;

                                                     (xiii) Report titled
                                            "Amended Phase I Environmental Site
                                            Assessments, Bell & Howell Facility,
                                            Lincolnwood, Illinois," dated August
                                            1, 2001, prepared by
                                            Conestoga-Rovers & Associates; and

                                                     (xiv) Memorandum titled "IP
                                            Due Diligence Report -- Executive
                                            Summary," dated July 19, 2001,
                                            prepared by McDermott, Will & Emery.

Trademark Assignment:                       That certain Assignment of Trademark
                                            (on an "as is" basis, without
                                            representation or warranty),
                                            relating to the transfer of the
                                            "Bell & Howell" trademark in all
                                            jurisdictions.

Trademark License Agreement:                The agreement set forth as Annex III
                                            hereto.


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

Transferred Individual:                     Any individual who, as of the
                                            Establishment Date for the
                                            applicable Employee Benefit Plan
                                            maintained by Bell & Howell Company
                                            and/or its controlled group members:

                                                     (i) is an Affected
                                            Employee; or

                                                     (ii) is neither then
                                            actively employed by, nor then on a
                                            leave of absence from, the Acquired
                                            Companies and their respective
                                            Subsidiaries, but who:

                                                              (A) was an
                                                     employee of the Acquired
                                                     Companies and their
                                                     respective Subsidiaries, or

                                                              (B) whose most
                                                     recent active employment
                                                     with Seller was with any of
                                                     the Acquired Companies or
                                                     one of their respective
                                                     Subsidiaries, or

                                                              (C) otherwise is
                                                     identified pursuant to a
                                                     methodology approved by
                                                     Seller and Buyer, which
                                                     methodology shall be
                                                     consistent with the intent
                                                     of the parties that former
                                                     employees of the Acquired
                                                     Companies and their
                                                     respective Subsidiaries
                                                     will be aligned with the
                                                     entity for which they most
                                                     recently worked; or

                                                     (iii) is an alternate payee
                                            under a qualified domestic relations
                                            order, a beneficiary or a surviving
                                            spouse of an employee or former
                                            employee described in subparagraphs
                                            (i) or (ii).

Transition Services Agreement:              The agreement set forth as
                                            Attachment IV hereto.

UK Foreign Assets:                          The assets listed on Schedule 6.13
                                            that are owned by the UK Subsidiary.

UK Subsidiary:                              Bell & Howell UK Holdings, Ltd.

U.S.:                                       The United States of America.

VAT: A value added tax, that being a tax imposed upon the transfer of goods or services.

Warrant: The certain Warrant to purchase shares of common stock of Holdings in form of Annex V hereto, issued to Seller by Holdings as of the Closing Date.

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Working                                     Capital: The sum of those current
                                            assets less the sum of those current
                                            liabilities of the Acquired
                                            Business, excluding all Excluded
                                            Foreign Assets and Excluded Foreign
                                            Liabilities, all Indemnified Damages
                                            and all reserves for Indemnified
                                            Damages, determined in the manner
                                            provided in Annex B.

Working Capital Closing
  Adjustment Payment:                       The payment required by Section 3.2
                                            of the Agreement.

Working Capital Value:                      Value of the combined Working
                                            Capital of the Acquired Group as of
                                            the Closing Date computed on a basis
                                            consistent with Annex B.




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